Exhibit 99.(a)(1)(vi)

NOTICE OF LIMITED OFFER

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SPECIAL SITUATIONS FUND III QP, L.P.

November 2005

This document is being provided solely to existing limited partners of Special Situations Fund III, L.P. in connection with the Exchange Tender Offer described in the Offer Document that accompanies this document. This document may not be used by such persons for any other purpose or by any other person for any purpose. This document may not be copied, reproduced or given to any other person. This document is not otherwise an offer to sell (or solicitation of an offer to buy) an interest in Special Situations Fund III QP, L.P.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SPECIAL SITUATIONS FUND III QP, L.P.

Limited Partnership Interests

$25,000 Per Unit
_____________________

Minimum Investment for New Subscribers - 4 Units ($100,000)

Minimum Investment for Current Limited Partners -1 Unit ($25,000)
_____________________

November 2005

Neither the Fund nor the interests offered hereby will be registered under the securities laws of any jurisdiction. Accordingly, offer and sale will be made only to “accredited investors” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended who are also “qualified purchasers” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) and, outside of the United States, only to persons to whom offers and sales are permitted under applicable securities laws. This offering is intended to comply with the provisions of Section 3(c)(7) of the 1940 Act, which exempts issuers that are not making and do not currently propose to make a public offering of their securities and the outstanding securities of which are owned only by “qualified purchasers” as defined in the 1940 Act.

Each prospective investor, by accepting delivery of this Confidential Private Placement Memorandum, agrees not to copy or divulge the contents hereof to any person other than its legal, business or tax advisors in connection with seeking the advice of such persons with respect to this offering. Periodically, the Fund may prepare reports and supplements to this Memorandum for distribution to partners and prospective investors. These reports and supplements may include descriptions of proposed or closed investments and financial information with respect to the Fund’s operations. Unless this Memorandum is restated in its entirety, all reports and supplements delivered to partners and prospective investors in the Fund will be incorporated by reference into this Memorandum. Prospective investors are encouraged to review these reports and supplements.

_______________________________ Memorandum No.	_______________________________ Name of Offeree

i

SPECIAL SITUATIONS FUND III QP, L.P.

THIS PRIVATE PLACEMENT MEMORANDUM (THE “MEMORANDUM”) IS BEING FURNISHED TO YOU CONFIDENTIALLY IN CONNECTION WITH THE PRIVATE PLACEMENT OF LIMITED PARTNERSHIP UNITS (THE “UNITS”) OF SPECIAL SITUATIONS FUND III QP, L.P. (THE “FUND”). DELIVERY OF THIS MEMORANDUM TO ANYONE OTHER THAN THE OFFEREE NAMED ABOVE IS UNAUTHORIZED, AND ANY REPRODUCTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, OR ANY DISCLOSURE OF ITS CONTENTS, IN WHOLE OR IN PART, WITHOUT THE PRIOR WRITTEN CONSENT OF THE FUND IS PROHIBITED.

THE UNITS OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THE GENERAL PARTNER ANTICIPATES THAT THE OFFERING AND SALE OF SUCH UNITS WILL BE EXEMPT FROM SUCH REGISTRATION PURSUANT TO REGULATION D OF THE SECURITIES ACT.

THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SECURITIES COMMISSION OF ANY STATE OR BY ANY OTHER REGULATORY OR GOVERNMENTAL AUTHORITY NOR HAS THE SEC OR SUCH STATE SECURITIES COMMISSION OR REGULATORY OR GOVERNMENTAL AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE UNITS, EXCEPT THE INFORMATION CONTAINED HEREIN AND OTHER INFORMATION PROVIDED BY THE FUND. ONLY THOSE REPRESENTATIONS EXPRESSLY SET FORTH IN THIS MEMORANDUM AND CONTAINED IN DOCUMENTS FURNISHED BY THE FUND TO PROSPECTIVE INVESTORS MAY BE RELIED UPON IN CONNECTION WITH THIS OFFER. ANY ADDITIONAL INFORMATION RELATING TO THE FUND REASONABLY REQUESTED BY AN INVESTOR THAT IS AVAILABLE OR THAT CAN BE OBTAINED WITHOUT UNREASONABLE EXPENSE WILL BE MADE AVAILABLE TO SUCH INVESTOR, AND REPRESENTATIVES OF THE FUND WILL BE AVAILABLE TO INVESTORS DURING THE OFFERING PERIOD TO ANSWER QUESTIONS CONCERNING THIS OFFERING OR THE FUND.

THIS MEMORANDUM HAS BEEN PREPARED IN CONNECTION WITH THE PRIVATE PLACEMENT OF UNITS TO UNITED STATES ACCREDITED INVESTORS WHO ARE ALSO QUALIFIED PURCHASERS WITHIN THE MEANING OF THE 1940 ACT AND WHO OTHERWISE MEET THE INVESTOR QUALIFICATION AND SUITABILITY REQUIREMENTS SET FORTH IN THE FUND’S SUBSCRIPTION DOCUMENTS (THE “SUBSCRIPTION DOCUMENTS”). INVESTMENT IN UNITS INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR SOPHISTICATED INVESTORS. SEE “RISK FACTORS AND CONFLICTS OF INTEREST.” A PROSPECTIVE INVESTOR SHOULD NOT SUBSCRIBE FOR UNITS UNLESS

HE, SHE OR IT IS ABLE TO MAKE THE REPRESENTATIONS RELATING TO SUCH INVESTOR AS CONTAINED IN THE SUBSCRIPTION DOCUMENTS AND UNLESS SUCH INVESTOR IS SATISFIED THAT HE, SHE OR IT HAS RECEIVED ALL INFORMATION THAT WOULD ENABLE SUCH INVESTOR TO EVALUATE THE MERITS AND RISKS OF THE PROPOSED INVESTMENT.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT PERMITTED BY LAW. IN ADDITION, THIS MEMORANDUM CONSTITUTES AN OFFER ONLY IF A NAME APPEARS IN THE SPACE SET OUT FOR THE NAME OF THE OFFEREE ON THE COVER PAGE AND IS AN OFFER ONLY TO SUCH NAMED OFFEREE.

THIS PRIVATE PLACEMENT MEMORANDUM CONTAINS CERTAIN “FORWARD-LOOKING STATEMENTS,” WHICH MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “SHOULD,” “PLANNED,” “ESTIMATED,” AND “POTENTIAL.” EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND SUCCESS OR LACK OF SUCCESS OF THE FUND’S INVESTMENT STRATEGY. ALL ARE SUBJECT TO VARIOUS FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL AND LOCAL ECONOMIC CONDITIONS, CHANGING LEVELS OF COMPETITION WITHIN CERTAIN INDUSTRIES, CHANGES IN INTEREST RATES, CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE FUND’S OPERATIONS. AS A RESULT OF THE INHERENT RISKINESS AND UNCERTAINTY OF AN INVESTMENT IN THE FUND, SUCH INVESTMENT INVOLVES THE RISK OF LOSS OF SOME OR ALL OF AN INVESTOR’S INVESTMENT. SEE “RISK FACTORS AND CONFLICTS OF INTEREST.”

THE STATEMENTS CONTAINED IN THIS MEMORANDUM AND ANY COMMUNICATION, WRITTEN OR ORAL, FROM THE FUND, OR ANY OF ITS EMPLOYEES OR AGENTS, SHALL NOT BE CONSTRUED AS LEGAL, TAX, ACCOUNTING OR OTHER EXPERT ADVICE. EACH OFFEREE SHOULD CONSULT HIS OWN ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER RELATED ISSUES CONCERNING AN INVESTMENT IN UNITS.

THE TERMS AND CONDITIONS OF AN INVESTMENT IN UNITS ARE SET FORTH IN THE AGREEMENT OF LIMITED PARTNERSHIP OF THE FUND (THE “PARTNERSHIP AGREEMENT”) AND THE SUBSCRIPTION DOCUMENTS. A CURRENT LIMITED PARTNER OR PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE PARTNERSHIP AGREEMENT AND THE SUBSCRIPTION DOCUMENTS PRIOR TO MAKING A DECISION RELATING TO AN INVESTMENT IN THE UNITS.

FLORIDA RESIDENTS

IN THE EVENT THAT SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA PURSUANT TO THE EXEMPTION FOR LIMITED OFFERS OR SALES OF SECURITIES AS SET FORTH IN THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT, ANY SALE TO AN INVESTOR WHO IS A RESIDENT OF FLORIDA MAY, AT SUCH INVESTOR'S OPTION, BE VOID TO ANY SUCH INVESTOR WITHIN A PERIOD OF THREE (3)

DAYS AFTER THE INVESTOR FIRST TENDERS OR PAYS THE CONSIDERATION TO THE FUND REQUIRED HEREUNDER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT IT IS VOIDING AND RESCINDING THE PURCHASE. IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT IT IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

GEORGIA RESIDENTS

THE SECURITIES DESCRIBED HEREIN HAVE BEEN (OR WILL BE) ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

I.     INTRODUCTION

This Confidential Private Placement Memorandum (this “Memorandum”) relates to a private offering of limited partnership interests (“Units” or “Interests”) in Special Situations Fund III QP, L.P. (the “Fund”) to prospective investors who wish to invest in the Fund as limited partners (each a “Limited Partner”). This offering is being made only to United States Persons who are accredited investors, within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), qualified purchasers within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) and “qualified clients” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, each new investor must meet, and continue to meet, the investor qualification and suitability requirements set forth herein and in the Fund’s Subscription Documents.

This Memorandum sets forth the investment program and method of operation of the Fund, the principal terms of the Agreement of Limited Partnership (the “Partnership Agreement”) and certain other pertinent information. However, this Memorandum does not set forth all of the provisions and distinctions of the Partnership Agreement that may be significant to a particular prospective Limited Partner. Each prospective Limited Partner should examine this Memorandum, the Partnership Agreement and the Subscription Documents accompanying this Memorandum in order to assure itself that the terms of the Partnership Agreement and the Fund's investment program and method of operation are satisfactory to it.

This Memorandum is submitted to the person whose name appears on the cover or, if transmitted by e-mail, the addressee of the e-mail (the “Recipient”), and is not intended for the use of any other Person. In accepting this Memorandum, the Recipient agrees:

(a)    not to reproduce, forward or disseminate this Memorandum (electronically or otherwise) for distribution to any Person, nor to discuss its contents with any Person, other than the Recipient’s professional advisors;

(b)    to return or, if transmitted electronically, delete this Memorandum upon receipt of a written request from the Fund or any of its authorized agents or representatives;

(c)    not to consider receipt of this Memorandum as an offer to sell or a solicitation of an offer to buy in any jurisdiction where such offer or solicitation is unlawful; and

(d)    not to rely on any information concerning the Fund or its business other than information contained in this Memorandum.

Representatives of the Fund will be available to answer questions regarding the terms and conditions of this offering and to provide additional information requested by prospective investors. Please contact the Fund at 527 Madison Avenue, Suite 2600, New York, New York 10022, telephone number (212) 207-6500, attention: Subscription Department, if you have any questions, require any additional information or would like to obtain information on recent net asset values.

Purchase of Units may be deemed to be a speculative investment and is not intended as a complete investment program. Investment in the Fund is designed only for sophisticated persons who are able to bear the entire loss of their capital contributions to the Fund. INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN UNDER “RISK FACTORS AND CONFLICTS OF INTEREST.”

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II.     HISTORY OF THE FUND

The Fund has been formed to be the companion fund to Special Situations Fund III, L.P., a Delaware limited partnership (the “Registered Fund”) and the Fund’s Units are initially being offered only to the limited partners of the Registered Fund who are “qualified purchasers”, within the meaning of the 1940 Act, in exchange for their interests in the Registered Fund. The Registered Fund was organized as a Delaware limited partnership on October 18, 1993 and is a closed-end management investment company registered under the 1940 Act. Since commencement, the Registered Fund has offered and sold additional units at semi-annual intervals on January 1 and July 1. As of the start of business on July 1, 2005, the net assets of the Registered Fund aggregated approximately $499,972,780. Sales of the Registered Fund’s units are not registered under the Securities Act because units are sold in non-public offerings in compliance with Regulation D promulgated under the Securities Act. Each investor in the Registered Fund is an "accredited investor" within the meaning of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act.

A “grandfather” provision under Treasury Regulation Section 1.7704-1(l)(2), which has had the effect of allowing the Registered Fund to satisfy a “safe harbor” in applicable Treasury Regulations ensuring that it would not be treated as a publicly traded partnership for federal income tax purposes, will expire on December 31, 2005. A publicly traded partnership generally is taxed as a corporation subject to a double level of tax that could be extremely adverse to the Registered Fund unit holders. Unless the Registered Fund satisfies a “safe harbor,” the determination of whether it should be treated as a publicly traded partnership would be made by applying a “facts and circumstances” test. To satisfy a safe harbor and avoid the uncertainty of the “facts and circumstances” test, the Registered Fund would have to limit withdrawals to 5% of units outstanding (or 10% per year) per semi-annual period and increase the repurchase request deadline from 14 days to 60 days prior to the repurchase pricing date (collectively, the “Registered Fund Amendment”).

The Registered Fund Amendment may not be satisfactory to certain limited partners of the Registered Fund because of the decrease in the liquidity of their units. In order to accommodate any such limited partners who are qualified purchasers, the General Partner has created the Fund, which is intended to have substantially the same investment objectives and offering policies as the Registered Fund prior to the Registered Fund Amendment, but is not registered as an investment company under the 1940 Act in reliance upon Section 3(c)(7) of the 1940 Act. Section 3(c)(7) of the 1940 Act exempts issuers that are not making and do not currently propose to make a public offering of their securities and the outstanding securities of which are owned only by “qualified purchasers” as defined in the 1940 Act. As a result, any limited partners of the Registered Fund who are “qualified purchasers” and who do not approve of the Registered Fund Amendment may choose to move their investment to the Fund. The Registered Fund intends to permit such limited partners who are “qualified purchasers” to, on December 31, 2005, exchange their interests in the Registered Fund for interests in the Fund having an identical net asset value, which will have the effect of “spinning off” an allocable portion of the assets of the Registered Fund (“Exchange Transaction”).

While as of the date of this Memorandum, the General Partner has not determined definitively the number of limited partners of the Registered Fund who are qualified purchasers and who will exchange their units of the Registered Fund for Units of the Fund, the General Partner estimates that 289 limited partners in the Registered Fund, having a total of approximately 18,333.0847 units of the Registered Fund representing net assets of the Registered Fund of approximately $458,327,118 as of July 1, 2005, are qualified purchasers who are eligible to invest in the Fund. The remaining investors are expected to remain in the Registered Fund, which is expected to continue to operate, make investments, and seek additional investors.

The Fund and the Registered Fund have the same General Partner. The Fund will have the same investment objectives as the Registered Fund but will not admit limited partners or begin investment activities until January 1, 2006. The Fund will initially have substantially the same administration fee, performance allocation structure and redemption policies (prior to the Registered Fund Amendment) as the Registered Fund. Although the Fund was formed as a companion fund to the Registered Fund, there are likely to be some significant differences between the two funds. Below is a brief description of some of the more significant differences:

1. The Registered Fund is a closed-end management investment company registered pursuant to the 1940 Act. The Fund is not registered under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(7) of the 1940 Act as all of its investors will be Qualified Purchasers. As a registered investment company, the Registered Fund is subject to the rules and regulations of the 1940 Act, which require, among other things, (i) that the Registered Fund maintain a board of directors consisting of at least 75% “independent directors” who are responsible for the oversight of the Registered Fund’s policies and procedures, (ii) that the Registered Fund file a prospectus and annual and semi-annual reports with the SEC, (iii) that the Registered Fund redeem its units only pursuant to semi-annual repurchase requests conducted in accordance with Rule 23c-3 of the 1940 Act, and (iv) that the Registered Fund obtain prior approval of the SEC prior to engaging in certain affiliate transactions. The Fund is not a registered investment company and is not be subject to the rules and regulations of the 1940 Act applicable to registered investment companies.

2. The Registered Fund is a registered investment company that has greater than 100 partners and thus does not qualify for the“private placement safe harbor” in applicable Treasury Regulations ensuring that it would not be treated as a publicly traded partnership for federal income tax purposes. In order to qualify for a different safe harbor, the Registered Fund is required to enact the Registered Fund Amendment to limit withdrawals to 5% of units outstanding (or 10% per year) per semi-annual period and increase the repurchase request deadline from 14 days to 60 days prior to the repurchase pricing date. The Fund is not a registered investment company and qualifies for the “private placement safe harbor” in applicable Treasury Regulations ensuring that it would not be treated as a publicly traded partnership for federal income tax purposes. As a result, the redemption policies of the Fund differ from those which are proposed for the Registered Fund.

3. Initially the Registered Fund and the Fund will have substantially similar investment portfolios (except with respect to amount invested). The Registered Fund and the Fund have the same investment objectives and their respective limited partnership agreements contain substantially identical investment restrictions. However, differences in the investment portfolios may occur as a result of, among other things, the following:

(i) It is expected that the Registered Fund and the Fund will generally participate in the same investments, pro rata based upon asset size. There may be circumstances, however, when such pro rata investment will not be feasible due to differences in the amount of cash available for investment by the Registered Fund and the Fund at any time, differences in capital contributions, redemptions and other factors.

(ii) As an investment company registered under the 1940 Act, the Registered Fund’s ability to engage in short sales and purchase securities on margin is limited. The Fund is not subject to the rules and regulations of the 1940 Act and thus is not subject to any limitation with respect to short sales and purchasing securities on margin.

(iii) As a registered investment company the Registered Fund is exempt from the requirements of NASD Rule 2790 with respect to “new issues,” which are any equity securities offered in an initial public offering. Generally, NASD Rule 2790 prohibits a “new issue from being sold to an account in which a “restricted person” (persons associated with NASD members and certain other persons) has a beneficial interest. The Fund is not a registered investment company and thus its participation in new issues will be subject to the requirements of NASD Rule 2790. The large number of investors in the Fund may make it impracticable to accurately determine and update the status of investors as restricted persons or non-restricted persons and thus may limit the Fund’s participation in “new issues.”

4. If a significant number of limited partners of the Registered Fund elect to participate in the Exchange Transaction and exchange their interest in the Registered Fund for an interest in the Fund, the Registered Fund will become significantly smaller following the Exchange Transaction. Although the decrease in the size of the Registered Fund will not result in an increase in the rate of the fee paid to the Registered Fund’s administrator or investment adviser, other expenses of the Registered Fund, such as legal, accounting and compliance fees, will not decrease in proportion to the decrease in the size of the Registered Fund and this may result in a higher expense ratio for the Registered Fund as compared to the Fund.

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III.    SUMMARY OF TERMS

The following summary should be read in conjunction with the detailed information appearing in the Partnership Agreement, the Subscription Documents and elsewhere in this Memorandum.

The Fund:
Special Situations Fund III QP, L.P. (the “Fund”) is a limited partnership formed on May 17, 2005 under the laws of the State of Delaware. The Fund will continue in perpetuity, unless earlier terminated pursuant to its terms.

Fund Management:
The general partner of the Fund is MGP Advisers Limited Partnership (“MGP” or the “General Partner”), a limited partnership formed on September 8, 1992 under the laws of the State of Delaware. AWM Investment Company, Inc. (the “Administrator” or “AWM”) is the sole general partner of MGP and Austin W. Marxe, David M. Greenhouse and Adam Stettner are the sole limited partners of MGP. In addition, Messrs. Marxe and Greenhouse are the sole officers and stockholders of AWM and are, together with Dianne Marxe, the wife of Austin Marxe, the sole directors of AWM. Messrs. Marxe, Greenhouse and Stettner will be primarily responsible for identifying, analyzing and recommending investment opportunities for the Fund and for the execution of all of the Fund’s trades. MGP has the exclusive right to manage and control the business and affairs of the Fund. No Limited Partner will be permitted to participate in the control of the Fund’s business, transact any business in the Fund’s name, have the power to sign documents for the Fund or have any right or authority to act for, or on behalf of, or to bind, the Fund or the General Partner in any other way. See “THE MANAGEMENT TEAM - The General Partner.”

Investment Objective:
The Fund’s primary investment objective is to maximize long-term capital appreciation by investing primarily in equity securities and securities with equity features of companies traded publicly on Nasdaq and “over-the-counter” or listed on national securities exchanges, which possess a technological, market or product niche, which may be, for various reasons, undervalued, or with prospects of going private or being acquired. The Fund invests principally in common stocks, preferred stocks, convertible securities and, to a lesser extent, warrants and options. The Fund expects that a significant portion of its investment portfolio will consist of securities of companies publicly traded in the United States. The Fund is subject to certain investment restrictions as set forth in the Partnership Agreement. See “INVESTMENT OBJECTIVE AND POLICIES - Investment Restrictions.”

Offering:
Units are being offered at a price of $25,000 per Unit, solely to United States Persons who are “accredited investors” and “qualified purchasers” and who also meet the investor qualification standards set forth herein and in the Fund’s Subscription Documents. The offering is not conditioned on the Fund’s receipt of any minimum amount of subscriptions for or purchases of Units. See “SUMMARY OF THE OFFERING.”

Minimum Investment:	The minimum initial investment in the Fund is four (4) Units, or $100,000, subject to waiver in the sole discretion of the General Partner. Investments greater than the minimum may be subscribed for in multiples of $25,000 (1 Unit). An investor subscribing for Units may acquire additional Units semi-annually as of January 1 and July 1 of each calendar year at the discretion of the General Partner. See“REDEMPTIONS,TRANSFERS AND WITHDRAWALS OF UNITS.”

No Registration:
The offer and sale of the Units will not be registered with the SEC in reliance upon an exemption from the registration requirements of the Securities Act. As a result, the transferability of the Units will be restricted. In addition, the Fund does not intend to register as an investment company under the 1940 Act in reliance upon Section 3(c)(7) of the 1940 Act, which exempts issuers that are not making and do not currently propose to make a public offering of their securities and the outstanding securities of which are owned only by “qualified purchasers” as defined in the 1940 Act. See “OFFERING OF SECURITIES - No Registration.”

Additional Limited Partners and Capital Contributions:
New Limited Partners may be admitted and additional Capital Contributions may be made in the discretion of the General Partner semi-annually as of January 1 and July 1 of each year, and at such other times in the discretion of the General Partner. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

Allocation of Profit and Loss:
The Fund’s Book Profit or Book Loss for each of its fiscal periods is determined by reference to the increase or decrease, as the case may be, in the Fund’s net asset value during each such period. Book Profit and Book Loss for each fiscal period is allocated among the Partners in accordance with Article V of the Partnership Agreement. At the end of each fiscal period, the capital accounts of the Limited Partners will be debited, and the capital account of MGP will be credited, with a performance allocation equal to twenty (20%) percent of the Book Profit allocated to the Limited Partners during such fiscal period (the “Incentive Allocation”). The Incentive Allocation will be allocated on a “high water mark” basis such that, with respect to any Limited Partner, no Incentive Allocation will be allocated to MGP until any Book Loss allocated to such Limited Partner shall have first been recovered. See “ALLOCATION OF PROFIT AND LOSS.”

Expenses:	The costs and expenses attributable to the organization of the Fund and effecting the Exchange Transaction, including any legal and regulatory fees associated with any SEC filings, will be borne by the Fund. Up to $5,000 of such organizational and offering expenses may be deducted in the first year of operation, with the remainder amortized over a one hundred eighty (180) month amortization period. See “SUMMARY OF THE OFFERING - Expenses of Offering.”

The Fund will bear all of the administrative and other expenses of operating the Fund, including the Incentive Allocation to the General Partner, all fees of the Administrator, the custodian and other agents of the Fund, fees for legal and accounting and tax services, brokerage and other costs of portfolio transactions, and costs of regulatory compliance, printing costs, and costs associated with maintaining the Fund’s legal existence. However, the Fund will not be responsible for the payment of any general overhead expenses of

MGP, or any of its affiliates, including rent, salaries of personnel and other expenses.

The Fund has entered into an administration agreement with AWM pursuant to which AWM will perform administrative and management services necessary for the operation of the Fund, other than those services to be performed by MGP or by the Fund’s counsel or auditors. The Fund will pay an administrative fee (the “Administration Fee”) to AWM equal to 0.75% per annum of the Fund’s net asset value, payable quarterly as of the end of a fiscal quarter. See “THE MANAGEMENT TEAM - Administrator.”

Distributions:
Distributions will be made to Limited Partners only in the form of redemption of their Units and/or upon dissolution of the Fund. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS - Redemptions” and “SUMMARY OF TERMS - Dissolution.”

Redemptions:
Redemptions of Units by Partners will be permitted semi-annually as of June 30 and December 31 of each year by written notice to the General Partner received no later than June 15 or December 15, as the case may be. Upon a redetermination of the number of Units held by Partners to reflect changes in the Fund’s Profit or Loss for each fiscal period, the redemption of Units will be made at a price of $25,000 per Unit. The redemption price will be paid within 7 days after the end of the applicable fiscal period. The General Partner has the right to limit aggregate redemptions of Units on any June 30 or December 31 to 10% of the outstanding Units on such date (after a redetermination of such Units as described herein). In such event, Units will be redeemed, pro rata, among the Limited Partners electing redemptions of all or part of their Units. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

Reports:
Limited Partners will receive (i) annual reports containing audited financial statements of the Fund and (ii) quarterly unaudited reports for the first three quarters of each calendar year setting forth information concerning valuations, profits, gains and losses of the Fund. In addition, the General Partner, to the extent reasonably determinable from the books and records of the Fund, will cause all necessary tax information to be furnished to Limited Partners for each calendar year as soon as practicable after the end of such year.

Transferability of Interest:
The Partnership Agreement significantly restricts the ability of a Limited Partner to sell or otherwise transfer his Units in the Fund. An Interest will not be transferable to anyone without the prior consent of the General Partner, which consent may be granted or withheld in the sole discretion of the General Partner. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

Liability of Limited Partners:
Except as otherwise provided by law, a Limited Partner will not be liable for the repayment or discharge of any debt or obligation of the Fund. See “RISK FACTORS AND CONFLICTS OF INTEREST - Possible Loss of Limited Liability.”

Liability of the General	The Partnership Agreement provides that the General Partner will not be

Partner:
liable to any Partner of the Fund for mistakes of judgment or for action or inaction except for acts or omissions constituting willful malfeasance, bad faith, gross negligence or reckless disregard of its duties. The General Partner may consult with counsel and accountants in respect of the Fund’s affairs and is to be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants. The foregoing provisions (as well as the indemnification provisions described below), however, shall not be construed to relieve the General Partner of any liability to the extent that such liability may not be waived, modified or limited under applicable law.

Indemnification:
The Fund will indemnify the General Partner and any agent, affiliate or employee of the General Partner to the fullest extent permitted by law and will hold each harmless from and with respect to all (i) fees, costs and expenses incurred in connection with, or resulting from, any claim, action or demand against the General Partner, or any agent, affiliate or employee of the General Partner that arises out of, or in any way relates to, the Fund and its business or affairs and (ii) any losses or damages resulting from any such claim, action or demand, including amounts paid in settlement or compromise of the claim, action or demand. This indemnification will not apply, however, if the action or failure to act by the General Partner or its agent, affiliate or employee causing such liability is determined by a final adjudication to have constituted willful malfeasance, bad faith, gross negligence or a reckless disregard of duties.

Dissolution:
On dissolution of the Fund, the General Partner or, if there is no General Partner, a liquidator, approved by Limited Partners holding a majority of the Units, will cause the Fund’s assets to be liquidated, will wind up the Fund’s affairs and will distribute the Fund’s assets, in cash or in kind, in the following manner and order: (i) in payment of debts and expenses and satisfaction of the claims of all creditors of the Fund, other than the General Partner, which satisfaction of claims will include the setting aside of a reasonable amount of reserves to satisfy any contingent liability of the Fund; (ii) in satisfaction of the claims of the General Partner as a creditor of the Fund; and (iii) any balance to the Partners in proportion to and to the extent of their respective capital accounts as adjusted in accordance with the Partnership Agreement for the fiscal period of the Fund ended on the date of the dissolution. Any distribution of assets in kind will be allocated to the Partners by the General Partner, to the extent practicable, on a proportionate basis. Upon a dissolution, the General Partner will be required to contribute capital to the Fund to cover any deficit balance in its capital account.

Amendments:
The Partnership Agreement generally may be amended, in whole or in part, by written consent of the General Partner and of Partners holding not less than a majority of the Units held by the Limited Partners. In addition, the General Partner may make certain administrative or technical amendments to the Partnership Agreement without the consent of any Limited Partner.

Risk Factors:
An investment in Units involves a number of significant risk factors. Prospective investors should carefully consider the information set forth under “RISK FACTORS AND CONFLICTS OF INTEREST.” In particular, an investment in Units will be subject to certain conflicts of interest in view of the investment advisory services rendered by Austin W. Marxe, David M. Greenhouse and Adam Stettner to the Fund and other investment partnerships.

Tax Consequences:
A prospective investor should consider carefully all of the potential tax consequences of an investment in Units and should consult with his tax adviser before subscribing for Units. For a discussion of certain United States income tax consequences of this investment, see “CERTAIN FEDERAL INCOME TAX CONSEQUENCES.”

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IV.     INVESTMENT OBJECTIVE AND POLICIES

The Fund’s primary investment objective is to maximize long-term capital appreciation by investing primarily in equity securities and securities with equity features of companies traded publicly on Nasdaq and “over-the-counter” or listed on national securities exchanges, which possess a technological, market or product niche, which may be, for various reasons, undervalued, or with prospects of going private or being acquired. The Fund considers such types of investments to be “special situation investments.” The Fund invests and intends to invest principally in United States equity securities that are traded through The Nasdaq Stock Market or the “over-the-counter” market. Foreign securities in which the Fund may invest are expected to be listed on United States and foreign securities exchanges or traded publicly in the United States or foreign “over-the-counter” markets. Although it is not expected that significant investments will be made in foreign securities, the Fund is subject to no limitation on the amount of its assets that may be invested in foreign securities and investments. Risks associated with investing in foreign securities are described herein under “RISK FACTORS AND CONFLICTS OF INTEREST - Foreign Securities.”

Most of the special situation investments acquired by the Fund are and are expected to continue to be in publicly traded companies. The securities acquired by the Fund in such companies include and are expected to continue to include common stocks, preferred stocks, convertible debt or equity securities, and, to a lesser extent, warrants and options. From time to time, the Fund may acquire more than 5% of a class of equity securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”). In such event, the Fund would be required to file a Schedule 13G or Schedule 13D under the Exchange Act with the issuer of such securities and with the Securities and Exchange Commission (the “SEC”). The Fund may, however, also acquire interests in venture capital situations, partnerships and private funds or other similar investment vehicles. Investments are made and are expected to be made in companies or other entities engaged in a variety of industries and which are in various stages of development. The Fund diversifies and will diversify the size and nature of its investments as it deems prudent, subject to the limitation of investing no more than 25% of the value of its total assets in securities of issuers whose primary business is in one particular industry. In addition, the Fund will invest no more than 15% of the value of its total assets in the equity securities of a particular issuer. See “Investment Restrictions” below. The following are examples of the types of investments that the Fund makes and expects to make:

•	Investments in small or obscure companies.

•	Investments in large companies that, in the opinion of the General Partner, are, for various reasons, undervalued.

•	Investments in companies with prospects of going private, being acquired, or possessing some special technological, market or product niche likely to result in market appreciation.

The Fund endeavors to invest and maintain at least 70% of its total assets in special situation investments. There can be no assurance as to when cash contributions of investors in the Fund will be fully invested in portfolio securities, although the Fund does not anticipate incurring any significant delays in investing such contributions. See “RISK FACTORS AND CONFLICTS OF INTEREST - Time Required to Invest and for Maturity of Investments.” In certain instances, such as periods of adverse market conditions, the Fund may invest a significant portion of its assets in money market and treasury securities.

Although it is not expected that any significant portion of the Fund’s assets will be invested in debt securities, the Fund is subject to no restrictions with respect to the investment of its assets in such securities, including securities which are unrated or rated in the lowest categories of the recognized rating services (i.e., securities rated Ca or lower by Moody’s Investors Service, Inc. (“Moody’s”) or CC or lower by Standard & Poor’s Corporation (“S&P”)). Low-rated and unrated debt securities have special risks that are described under “RISK FACTORS AND CONFLICTS OF INTEREST-Low-Rated and Unrated Debt Securities.”

The method and timing of the sale or liquidation of the Fund’s portfolio investments are essential elements in maximizing returns on the Fund’s investment capital. Depending upon the size and nature of the investment, certain investments of the Fund may be held for up to two or more years prior to their disposition. Any such sale or disposition of securities or other investments by the Fund may be limited by general economic and market factors or regulatory restrictions. See “RISK FACTORS AND CONFLICTS OF INTEREST - Possible Illiquidity of Portfolio Investments; Investments in Restricted Securities.” In addition, the Fund may be required to liquidate certain of its portfolio investments, prior to realization of expected returns, in order to pay for redemptions of Units.

THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVES OF THE FUND WILL BE ACHIEVED. SEE “RISK FACTORS AND CONFLICTS OF INTEREST.”

  Investment Process

In evaluating and monitoring investments of the Fund, the General Partner will review information published or furnished by various companies and other entities, including prospectuses and offering memoranda, periodic and annual reports, reports on Forms 10-K and 10-Q, proxy statements and other filings under the Exchange Act and other analytical or descriptive evaluations of performance. In many instances, the General Partner will communicate directly with management of the companies or other entities under evaluation or review to update or supplement published information. Many factors, such as the relationship of market value to book or current asset value, the testing results of new products, the history of introduction of successful products or services, and the strength of management and earnings performance, will be considered by the General Partner. In addition, general market performance, economic conditions, both domestic and foreign, and political factors will be reviewed as part of the evaluation and monitoring process. There is no single factor that will be predominantly considered in choosing investments for the Fund. Although the Fund may acquire a significant position in a particular company or entity, the Fund may be unable or unwilling to assert an influence on the management of such company or entity to assure the success of its investment.

The Fund may use a variety of investment strategies and techniques involving equity or debt securities, including purchasing securities with borrowed money, selling securities short, and purchasing and writing listed put and call options. The Fund may also enter into transactions designed to minimize the effect of currency fluctuations with respect to securities of foreign companies or securities that are not United States dollar denominated.

Use of Cash and Cash Equivalents

Pending investment of the Fund’s assets in investments or to facilitate redemptions of Units by Partners, the Fund will hold cash or cash equivalents. The Fund expects to invest in obligations of the United States government and its agencies, instrumentalities or authorities (“Government Securities”), bank obligations, including certificates of deposits, time deposits and bankers’ acceptances of United States banks having total assets in excess of $500 million, commercial paper and money market mutual funds.

  Investment Restrictions

The following restrictions of the Fund shall not be changed without the approval of (i) the General Partner and (ii) Limited Partners holding at least a majority of the Units held by Limited Partners:

(a)  The Fund will invest no more than 25% of the value of its total assets in the securities of issuers whose primary business is in one particular industry, except that this restriction does not apply to Government Securities, certificates of deposit, short-term commercial paper or bankers’ acceptances.

(b)  The Fund will invest no more than 15% of the value of its total assets in the equity securities of a particular issuer, except that this restriction does not apply to investments in Government Securities, money market funds, certificates of deposit, short-term commercial paper or bankers' acceptances;

(c)  The Fund will not lend money to other persons, except through purchasing debt obligations, lending portfolio investments or entering into repurchase agreements in a manner consistent with the Fund's investment objective and investment policies;

(d)  The Fund will not underwrite the securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act by virtue of disposing of its portfolio investments;

(e)  The Fund will not purchase real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests therein and may purchase securities issued by companies that invest or deal in real estate;

(f)  The Fund will not purchase or sell commodities or commodity contracts, except that the Fund may engage in transactions to hedge interest rates or foreign currency risks, including, without limitation, investing in exchange traded or “over-the-counter” options or foreign currency futures contracts;

(g)  The Fund will not issue senior securities (as such term is defined in the 1940 Act), except to the extent such issuance relates to borrowing in order to purchase portfolio securities or to transactions involving short sales or options. Collateral arrangements with respect to options, margins and short sales are not considered by the Fund to be the issuance of senior securities;

(h)  The Fund will not borrow money, except that it may borrow money to purchase portfolio securities if, after giving effect to any such borrowing, the ratio that (i) the value of the Fund’s total assets, less all liabilities and indebtedness not represented by senior securities (as such term is defined under the 1940 Act), bears to (ii) the aggregate amount of senior securities representing indebtedness of the Fund, shall be at least 300%; and

(i)  The Fund will not mortgage, pledge, hypothecate or otherwise encumber any securities it owns or holds, except as may be necessary or appropriate in connection with borrowings to purchase portfolio securities. This restriction shall not restrict the deposit in escrow of securities or other assets of the Fund in connection with short sales, put and call options and loans of portfolio securities.

The percentage limitations contained in the restrictions listed above shall apply at the time of the purchases of securities by the Fund.

  ERISA Investment Restriction

The Fund will not invest or hold any of its assets in the securities of any issuer which is affiliated with or related to any Employee Retirement Income Security Act of 1974, as amended (“ERISA”), benefit plan investor at any time when Units held by benefit plan investors represent 25% or more of the outstanding Units of the Fund. See “LEGAL CONSIDERATIONS - ERISA.”

  Portfolio Transactions and Turnover

The General Partner will be responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage services among broker-dealers. Transactions in securities effected in national securities exchanges involve the payment of negotiated brokerage commissions. On exchanges in which the commissions are negotiated, the costs of transactions may vary among different brokers. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. Over-the-counter purchases and sales on behalf of the Fund are and will be transacted directly with principal market makers, except in those cases in which such purchases or sales are not reasonably practicable or in which better prices and executions may be obtained elsewhere. The costs of securities purchased from underwriters include an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include dealers’ mark-ups or mark-downs. Government Securities are generally purchased directly from the United States Treasury or from the issuing agency, instrumentality or authority.

In selecting brokers or dealers to execute portfolio transactions on behalf of the Fund, the General Partner seeks and will seek the best overall terms available. In assessing the best overall terms available for any transaction, the General Partner considers and will consider such factors as it deems relevant, including the breadth of the market in the security, the price of the security, the reliability, financial condition and execution capability of the broker or dealer, the size of and the difficulty in executing the transaction, the research services the broker or dealer provides to the General Partner and the reasonableness of the commission for the specific transaction.

The General Partner is authorized to consider “brokerage and research services” (as those terms are defined in Section 28(e) of the Exchange Act) in selecting brokers or dealers to execute particular transactions, and in evaluating the best overall terms available. The General Partner is also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The General Partner will determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided to the General Partner. Certain of the services and information received by the General Partner attributable to a transaction executed on behalf of the Fund may benefit other accounts or funds over which investment discretion is or may, in the future, be exercised by Austin W. Marxe, David M. Greenhouse and Adam Stettner. Although the General Partner is authorized to consider “brokerage and research services” in selecting brokers or dealers, the current policy of the General Partner is not to accept such services or any “soft dollars” from brokers or dealers.

The Fund has no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. The Fund may engage affiliates of one or more of the General Partners from time to time to act as a broker or dealer in connection with the execution of the Fund’s transactions. The Fund will invest without regard to its portfolio turnover rate and will not be managed for tax efficiency.

Participation in New Issues

The Fund may, from time to time, under limited circumstances, purchase new issues of securities. The sale and purchase of new issues of securities is regulated by the National Association of Securities Dealers, Inc. (the “NASD”) under NASD Rule 2790 (the “Rule”). The Rule applies to “new issues,” which are any equity securities offered in an initial public offering. Under the Rule, with certain exceptions, an NASD member may not sell a new issue to an account in which a “restricted person” (persons associated with NASD members and certain other persons) has a beneficial interest. The Rule also contains an exception under which a collective investment account, like the Fund, which is owned in part by restricted persons, would be able to purchase new issues provided that only a de minimis percentage of the purchase was attributed to such persons. Because of the limitations imposed by the Rule, all prospective investors in the Fund must complete a Restricted Person Statement in order for the Fund to be able to determine if they are eligible to participate in new issues. The Fund will treat as a restricted person any Limited Partner who fails to provide the information necessary to make the determination required under the Rule.

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V.     THE MANAGEMENT TEAM

  The General Partner

The General Partner is MGP Advisers Limited Partners, a Delaware limited partnership located at 527 Madison Avenue, Suite 2600, New York, New York 10022. In addition to being the Fund’s General Partner, the General Partner also serves as the Fund’s investment adviser. The General Partner is responsible for the overall management and supervision of the operations of the Fund and for the investment decisions of the Fund in accordance with its investment objective and policies. The General Partner is registered as an investment adviser under the Advisers Act.

AWM is the sole general partner of the General Partner and Austin W. Marxe, David M. Greenhouse and Adam Stettner are the sole limited partners of the General Partner. In addition, Messrs. Marxe and Greenhouse are the sole officers and stockholders of AWM and are, together with Dianne Marxe, the wife of Austin W. Marxe, the sole directors of AWM. Messrs. Marxe, Greenhouse and Stettner will be primarily responsible for identifying, analyzing and recommending investment opportunities for the Fund and for the execution of all of the Fund’s trades.

Mr. Marxe, Mr. Greenhouse and Mr. Stettner are responsible for the investment decisions of other funds and clients and the General Partner may have such responsibility for other funds and clients in the future. As a result of such other activities, the General Partner, Mr. Marxe, Mr. Greenhouse and Mr. Stettner may have conflicts of interest in allocating management time, services and functions among the Fund and other clients or funds. See “RISK FACTORS AND CONFLICTS OF INTEREST - Allocation of Management Time and Services.”

The General Partner will at all times own at least a one percent (1%) interest in the Fund and maintain a capital account balance at least equal to one percent (1%) of the Fund’s aggregate capital account balances, and will make capital contributions to the Fund as necessary to maintain such interests. The General Partner may acquire an interest in excess of one percent (1%) of the Fund, either through capital contributions or reinvestment of its Incentive Allocation. The Fund does not anticipate that there will be additional general partners of the Fund.

The General Partner will receive an Incentive Allocation of 20% of the Fund’s profit for each fiscal period subject to a loss carryforward. See “ALLOCATION OF PROFIT AND LOSS.” Such Incentive Allocation to the General Partner will increase the number of Units held by the General Partner in the Fund.

  Principals of the General Partner

Austin W. Marxe. Mr. Marxe, born in 1940, is a principal of MGP, the General Partner. In addition, Mr. Marxe serves as a managing member of MG Advisers L.L.C. (“MG”). MG is the general partner of, and investment adviser to, Special Situations Private Equity Fund, L.P. MG is registered as an investment adviser under the Advisers Act. Mr. Marxe is the President, a director and the majority stockholder of AWM. AWM serves as the Fund’s administrator. In addition, AWM serves as the administrator of, and the general partner of the investment adviser to, Special Situations Fund III, L.P. AWM is also the general partner of, the investment adviser to, and administrator of, Special Situations Cayman Fund, L.P., as well as the administrator to Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Life Sciences Fund, L.P. AWM is registered as an investment adviser under the Advisers Act. In addition, Mr. Marxe serves as a managing member of SST Advisers L.L.C. (“SST”) and LS Advisers

LLC (“LS”). SST is the general partner of, and investment adviser to, Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. LS is the general partner of, and investment adviser to, Special Situations Life Sciences Fund, L.P. Both SST and LS are registered as investment advisers under the Advisers Act. From 1968 to 1990, Mr. Marxe was employed in various capacities by Prudential Securities Incorporated (“PSI”), formerly known as Prudential-Bache Securities, Inc., including Senior Vice President-Investments. During such time, Mr. Marxe, together with PSI, organized the predecessor funds to Special Situations Fund III, L.P. Mr. Marxe's business address is c/o Special Situations Fund, 527 Madison Avenue, Suite 2600, New York, New York 10022.

David M. Greenhouse. Mr. Greenhouse, born in 1960, is a principal of MGP. In addition, Mr. Greenhouse serves as a managing member of MG. MG is the general partner of, and investment adviser to, Special Situations Private Equity Fund, L.P. Mr. Greenhouse serves as a director of AWM, the Fund’s Administrator. Mr. Greenhouse has been the Executive Vice President and minority shareholder of AWM since February 1992. In addition, AWM serves as the administrator of, and the general partner of the investment adviser to, Special Situations Fund III, L.P. In addition, Mr. Greenhouse serves as a managing member of SST and LS. SST is the general partner of, and investment adviser to, Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. LS is the general partner of, and investment adviser to, Special Situations Life Sciences Fund, L.P. Mr. Greenhouse was an employee of RHO Management Company, Inc., an international advisory firm, from 1985 until February 1992, and was involved in all aspects of such firm's investment management activities, including portfolio management, foreign exchange and derivative securities trading and venture capital investments. Mr. Greenhouse's business address is c/o Special Situations Fund, 527 Madison Avenue, Suite 2600, New York, New York 10022.

Adam Stettner. Mr. Stettner, born in 1964, is a limited partner of MGP and has served as a portfolio manager of Special Situations Technology Fund, L.P. since its inception in 1997 and of Special Situations Technology Fund II, L.P. since its inception in 2003. Mr. Stettner is also a member of MG and LS and a managing member of SST. Prior to serving as a portfolio manager of Special Situations Technology Fund, L.P., Mr. Stettner was President of Stettner Consultants, Inc., a technology consulting company that he founded in 1989 to provide computer and communications expertise to major corporate enterprises. Mr. Stettner served as a director of CUseeMe Networks, Inc. (“CuseeMe”) (formerly White Pines Software, Inc.), a public company providing rich media communications, from March 1999 to June 2001 when CuseeMe was acquired by First Virtual Communications, Inc. (“FVC”). Since June 2001, Mr. Stettner has served as a director of FVC, a public company providing rich media communications. Mr. Stettner's business address is c/o Special Situations Fund, 527 Madison Avenue, Suite 2600, New York, New York 10022.

  Administrator

The Fund has entered into an administration agreement with AWM pursuant to which AWM will perform administrative and management services necessary for the operation of the Fund, other than those services to be performed by the General Partner or by the Fund’s counsel or auditors. AWM, at its expense, provides the Fund with office space, facilities and personnel necessary for the administration of the Fund. For these services, the Fund will pay each quarter, in arrears, an administrative fee (the “Administration Fee”) to AWM equal to 0.75% per annum of the Fund’s net asset value, payable quarterly as of the end of a fiscal quarter See -“SUMMARY OF TERMS - Expenses” and “VALUATION OF ASSETS.” The Fund’s administration agreement with AWM continues until it is terminated, which may be done by either party on 90 days’ notice. AWM is located at 527 Madison Avenue, Suite 2600, New York, New York 10022 and currently occupies space at the same offices utilized by the General Partner.

  Custodian

Banc of America Securities LLC, serves as the custodian of the assets, including portfolio securities, of the Fund. The services of the custodian are provided and performed pursuant to a custodian agreement between the Fund and the custodian. The custodian is paid certain fees and entitled to certain indemnification by the Fund as specified in such custodian agreement. The General Partner, Austin W. Marxe, David M. Greenhouse and Adam Stettner are not affiliated with, and have no financial interest in, the Fund’s custodian. The terms of this transaction were comparable in all material respects to the terms that would prevail in an arm’s-length transaction between unaffiliated third parties.

  Counsel

Lowenstein Sandler PC has served as counsel to the Fund and the General Partner in connection with this offering of Units, and is expected to continue to act as counsel and provide subsequent advice to the Fund and the General Partner. Lowenstein Sandler PC will not be representing Limited Partners of the Fund. No independent counsel has been retained to represent Limited Partners of the Fund.

  Auditors

It is expected that Anchin, Block & Anchin LLP, 1375 Broadway, 18th Floor, New York, New York 10018 will act as the Fund’s independent auditors and will audit the annual financial statements of the Fund.

  Other Special Situations Funds

It is expected that from time to time the Fund will co-invest with the other funds described below and may acquire or hold securities in which such funds also own such securities. The funds described below may accept additional investments, and, therefore, their size may grow relative to the size of the Fund, thereby increasing the competition to the Fund for investments and management services. Such funds may also attract certain investors who might otherwise have invested in the Fund, thereby possibly limiting the Fund’s ability to grow and diversify its investments.

The Registered Fund. Special Situations Fund III, L.P., (the “Registered Fund”) commenced investment operations as of January 1, 1994. The investment objective of the Registered Fund is identical to the Fund. The Registered Fund is registered as an investment company under the 1940 Act. MGP is the general partner of the Registered Fund and serves as its investment adviser. MGP is an investment adviser registered under the Advisers Act. Austin W. Marxe, David M. Greenhouse and Adam Stettner are responsible for the Registered Fund’s investment decisions. Austin W. Marxe also serves as a managing individual general partner of the Registered Fund. In addition, AWM serves as the administrator of the Registered Fund, as well as the general partner of the General Partner.

Cayman Fund. AWM, the Administrator of the Fund, serves as the general partner, investment adviser and administrator of Special Situations Cayman Fund, L.P. (the “Cayman Fund”). The investment objective of the Cayman Fund is to seek long-term capital appreciation by investing primarily in publicly traded equity securities or securities with equity features which are listed on Nasdaq or are otherwise traded in “over-the-counter” markets in the United States; and to a lesser extent, in securities listed on national securities exchanges and publicly traded foreign securities, which possess technological, market or product niche, which may be, for various reasons, undervalued or with prospects of going private or being acquired. The Cayman Fund is not registered as an investment company under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(1) of the 1940

Act. Austin W. Marxe and David M. Greenhouse are responsible for the Cayman Fund’s investment decisions.

Private Equity Fund. Austin W. Marxe and David M. Greenhouse formed Special Situations Private Equity Fund, L.P. (the “Private Equity Fund”) as of April 1, 1997. The Private Equity Fund primarily invests in privately negotiated and privately placed equity and equity-related securities of companies similar in type to the companies in which the Fund makes investments and to a lesser extent, invests in publicly traded equity and equity-related securities of such companies. The Private Equity Fund is not registered as an investment company under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(1) of the 1940 Act. MG Advisers, L.L.C., (“MG”), a New York limited liability company which is controlled by Messrs. Marxe, Greenhouse and Stettner, is the general partner of, and investment adviser to, the Private Equity Fund. MG Advisers is registered as an investment adviser under the Advisers Act. Messrs. Marxe, Greenhouse and Stettner are principally responsible for the Private Equity Fund’s investment decisions.

Technology Funds. Special Situations Technology Fund, L.P. commenced investment operations as of April 1, 1997. On July 1, 2003, Special Situations Technology Fund, L.P. split into two funds: Special Situations Technology Fund, L.P. (“Tech Fund”) and Special Situations Technology Fund II, L.P. (“Tech Fund II” and together with Tech Fund, the “Technology Funds”). The investment objective of the Technology Funds is to maximize long-term capital appreciation by investing primarily in publicly traded equity and equity related securities of companies traded publicly on Nasdaq and “over-the-counter” or listed on national securities exchanges in the communications, information and other technology related fields. Tech Fund is not registered as an investment company under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(1) of the 1940 Act. Tech Fund II is not registered as an investment company under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(7) of the 1940 Act. SST Advisers L.L.C. (“SST”) is the general partner and serves as the investment adviser of each of the Technology Funds. SST is an investment adviser registered under the Advisers Act. Austin W. Marxe, David M. Greenhouse and Adam Stettner are responsible for the Technology Funds’ investment decisions. In addition, AWM serves as the administrator of the Technology Funds.

Life Sciences Fund. Special Situations Life Sciences Fund, L.P.(the “Life Sciences Fund”) commenced investment operations as of July 1, 2005. The investment objective of the Life Sciences Fund is to maximize long-term capital appreciation by investing primarily in a diversified portfolio of equity and equity-related securities of publicly traded companies that provide products and services in the health care, life sciences and related fields. The Life Sciences Fund is not registered as an investment company under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(1) of the 1940 Act. LS Advisers, LLC (“LS”), a New York limited liability company which is controlled by Messrs. Marxe, Greenhouse and Stettner, is the general partner of, and investment adviser to the Life Sciences Fund. LS is an investment adviser registered under the Advisers Act. In addition, AWM serves as the administrator of the Life Sciences Fund.

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VI.     SUMMARY OF THE OFFERING

The Fund is offering Units in the Fund. The minimum initial investment is $100,000 (4 Units). Purchases in excess of the minimum may be made in multiples of $25,000 (1 Unit). The General Partner reserves the right to waive or change the minimum investment required. The offering is not contingent upon the sale of a minimum amount of Units. The General Partner expects to admit new Limited Partners and accept additional Capital Contributions to the Fund from existing Limited Partners on a semi-annual basis. The General Partner reserves the right to suspend or terminate the offering of Units at any time without notice.

The full amount of a Limited Partner’s Capital Contribution is payable at the time of the acceptance of the Limited Partner’s subscription and admission of the subscriber to the Fund as a Limited Partner.

All proceeds of this offering will be available to the Fund for investment. Investors will not be charged fees or commissions when purchasing Units.

  Plan of Distribution

The Units are being offered on a “best efforts” basis. It is intended that Units will be sold directly by the Fund. Neither the Fund nor the General Partner will receive commissions or other compensation for sales made in this manner.

The Fund reserves the right, however, to select one or more registered broker-dealers to effect sales of Units and to pay placement fees or commissions to such broker-dealers in amounts which the General Partner believes to be appropriate. Any such fees or commissions will be charged against the Capital Accounts of the Limited Partners to whom such expenses are attributable (provided the applicable Limited Partner consents to the payment) and will not be a Fund expense or otherwise affect the Capital Accounts of any other Partner. Any broker-dealer retained by the Fund must be a member in good standing of the National Association of Securities Dealers, Inc. and registered as a broker-dealer in any state in which Units would be offered by such broker-dealer. The General Partner also reserves the right to pay commissions or placement fees or to pay referral fees or finders fees directly out of the Incentive Allocation otherwise allocable to the General Partner.

  Investor Qualifications

Units have been designed for investment solely by accredited investors (as defined in Rule 501 of Regulation D, adopted under the Securities Act) who are also qualified purchasers, as defined by Section 2(a)(51) of the 1940 Act and “qualified clients” within the meaning of Rule 205-3 under the Advisers Act. In the case of individuals, to be an accredited investor the investor must either (i) have a net worth, or joint net worth with that person’s spouse, at the time of subscription in excess of $1,000,000, or (ii) have had income in excess of $200,000 (or joint income with his spouse in excess of $300,000) in each of the two most recent years and must reasonably expect to reach the same income level in the current year. Other accredited investors that will be permitted to invest in the Fund include (i) banks acting in an individual or fiduciary capacity; (ii) insurance companies; (iii) certain qualified employee benefit plans; (iv) small business investment companies licensed by the U.S. Small Business Administration; and (v) a corporation, partnership or business trust (a) not formed for the purpose of acquiring Units in the Fund, which entity has total assets in excess of $5,000,000 or (b) in which all of the equity owners are accredited investors.

In general, a qualified purchaser is (a) a natural person who owns not less than $5,000,000 in “investments,” as defined by Section 270.2a51-1 of the 1940 Act; (b) a company that owns not less than $5,000,000 in “investments,” and that is owned directly or indirectly by or for two or more natural persons who are related in specified ways; or trusts established by or for the benefit of such persons; (c) a trust not covered by the preceding and not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a qualified purchaser; or (d) any person, acting for its own account or the accounts of other qualified purchasers, who, in the aggregate, owns and invests on a discretionary basis, not less than $25,000,000 in “investments.”

In addition to being an accredited investor and qualified purchaser, new investors must be a “qualified client” within the meaning of Rule 205-3 under the Advisers Act and maintain $750,000 under management with any one or more of the group of Special Situations Funds or have a net worth (or joint net worth with spouse) in excess of $1,500,000.

  How to Subscribe; Acceptance of Subscriptions

The Fund reserves the right, in its absolute discretion, to accept or reject any subscription for Units, in whole or in part. The Fund will promptly notify any investor whose subscription has been rejected and will return such subscription as soon as practicable. Subscriptions are not subject to revocation by subscribers after they have been tendered to the Fund.

Current Limited Partners. Current Limited Partners of the Fund, may purchase additional Units at a purchase price of $25,000 per Unit. A minimum purchase of $25,000 (1 Unit) is required, although this minimum may be waived by the General Partner in its sole discretion. In order to subscribe for additional Units, a Limited Partner must complete and sign two copies of the Additional Capital Contribution Form and mail or deliver such copies to the Fund’s offices as follows:

Special Situations Fund III QP, L.P.
527 Madison Avenue, Suite 2600
New York, New York 10022
Attention: Subscription Department

New Investors. New investors may purchase Units at a purchase price of $25,000 per Unit. A minimum purchase of $100,000 (4 Units) is required, although this minimum may be waived by the General Partner in its sole discretion. In order to subscribe for Units, an investor must complete and sign two copies of the Subscription Documents accompanying this Memorandum and mail or deliver such copies to the Fund’s offices set forth above.

All Investors. Simultaneously with the delivery of the Additional Capital Contribution Forms or Subscription Documents (whichever is applicable), subscribers should make payment for their subscriptions for Units, by check or wire transfer, payable to SPECIAL SITUATIONS FUND III QP, L.P.- CONTRIBUTION ACCOUNT. Payments by check should be mailed or delivered to the Fund at its offices set forth above. Investors that wish to make payments by wire transfer should contact Rose M. Carling or Marianne Hicks of the Fund at (212) 207-6500.

All funds received from a subscriber for the purchase of Units will be deposited in a segregated account for the benefit of the subscriber. Funds held in such accounts will be invested in interest bearing accounts pending the closing of the semi-annual offering on December 31 or June 30, as the case may be, and will not be released to the Fund prior to such date. If the subscriber’s subscription is not accepted, all the funds then held in the segregated account will be returned to the subscriber, without interest. If the subscriber’s subscription is accepted, the subscriber’s funds will be paid to the Fund as a capital contribution. The aggregate interest accrued on all capital contributions held in interest bearing accounts will be income of the Fund and will be allocated to all Limited Partners of the Fund pro rata based on their respective capital accounts.

Subscriptions will not be accepted unless they are accompanied by properly executed Additional Capital Contribution Forms or Subscription Documents (as applicable) and received by the Fund on or before the business day preceding January 1 or July 1, whichever is applicable.

  Effect of Offering

Upon an acquisition of Units, a subscriber, whether a current Limited Partner or a new investor, will acquire a share of the Fund’s interest in all its assets, including its current securities portfolio; the exchange or subscription amount will be credited to such subscriber’s Capital Account; and new subscribers will be admitted to the Fund as Limited Partners.

  Expenses of the Offering

The costs and expenses attributable to the organization of the Fund and effecting the Exchange Transaction, including any legal and regulatory fees associated with any SEC filings, will be borne by the Fund. Up to $5,000 of such organizational and offering expenses may be deducted in the first year of operation, with the remainder amortized over a one hundred eighty (180) month amortization period. Generally accepted accounting principles (“GAAP”) require that such costs be treated as an expense when incurred and, if such expenses were material, the intended treatment by the Fund would result in a departure from GAAP. However, the General Partner believes that the Fund’s intended treatment, which is consistent with the federal income tax treatment of such expenses, is more equitable to Limited Partners.

  No Registration

The offer and sale of the Units will not be registered under the Securities Act nor, in most cases, under state securities laws, by reason of specific exemptions under the provisions of the Securities Act and laws. Units cannot be resold or transferred unless they are either subsequently registered under the Securities Act, or an exemption from such registration is available.

The Fund does not intend to register as an investment company under the 1940 Act in reliance upon the exemption afforded by Section 3(c)(7) of that statute. In general, that section provides that the Fund's outstanding Limited Partnership Interests may be held by an unlimited number of investors provided that each investor admitted to the Fund is a “qualified purchaser”.

  Access to Information

Representatives of the Fund, at a reasonable time after reasonable prior notice, will make available to prospective investors nonproprietary materials relating to the Fund (for example, copies of the Partnership Agreement of the Fund, and financial statements), and will answer all inquiries from prospective investors concerning the Fund, the General Partner, the business of the Fund and any other matters relating to the formation of the Fund and the offer and sale of Units. Such representatives will also afford prospective investors the opportunity to obtain any additional nonproprietary information (to the extent such representatives possess that information or can acquire it without unreasonable effort or expense) necessary to verify the accuracy of any representations or information contained in this Memorandum. Prospective investors are invited to communicate directly to such representatives of the

Fund. Communications should be directed to the Fund’s offices, 527 Madison Avenue, Suite 2600, New York, New York 10022, telephone number (212) 207-6500, Attention: Austin W. Marxe.

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VII.     ALLOCATION OF PROFIT AND LOSS

The Fund’s Book Profit or Book Loss for each of its fiscal periods is determined by reference to the increase or decrease, as the case may be, in the Fund’s net asset value during each such period. Book Profit and Book Loss for each fiscal period is allocated among the Partners in accordance with Article V of the Partnership Agreement. At the end of each fiscal period, the capital accounts of the Limited Partners will be debited, and the capital account of the General Partner will be credited, with the Incentive Allocation, which is equal to twenty (20%) percent of the Book Profit allocated to the Limited Partners during such fiscal period. The Incentive Allocation will be allocated on a “high water mark” basis such that, with respect to any Limited Partner, no Incentive Allocation will be allocated to the General Partner until any Book Loss of such Limited Partner shall have first been recovered. If a Limited Partner were to have his Units partially redeemed at a time when he had such an unrecovered Book Loss, the amount of his unrecovered Book Loss would be reduced in the same proportion as his Capital Account is reduced by such redemption.

Upon the allocation of the Fund’s Book Profit or Book Loss among the Partners for any particular fiscal period, the number of Units owned by each Partner shall be redetermined as of the end of such fiscal period to reflect the allocation of Book Profit or Book Loss to such Partner for such period. Accordingly, each Partner, at the end of a particular fiscal period, shall own a number of Units equal to the balance in such Partner’s capital account divided by $25,000, the stated value of a Unit of the Fund. As a result of such redetermination, a Partner may hold and own fractional Units in the Fund.

Upon the dissolution of the Fund, liquidating distributions will be made among the Partners, pro rata, in accordance with their respective capital account balances. The General Partner will be obligated to restore any deficit balance in its capital account at such time.

  Reinvestment of Income and Gains Allocations for United States Income Tax Purposes

Allocations of taxable income or loss for United States income tax purposes will generally be made in a manner similar to the Fund’s allocations of Book Profit and Book Loss. However, tax allocations, in certain instances, will necessarily differ from allocations for book purposes. The Partnership Agreement resolves this disparity by requiring that capital gains and capital losses derived by the Fund first be allocated among the Partners to eliminate any differences between book and tax allocations, with any remaining capital gains and losses being allocated in the same manner as Book Profit or Book Loss. Upon a full redemption of Units by the Fund at the end of any particular fiscal period, the Fund will first allocate any taxable capital gain or capital loss for such fiscal period to those Partners redeeming Units in amounts sufficient to eliminate any differences between book and tax allocations with respect to the Units being redeemed by such Partners. See “CERTAIN FEDERAL INCOME TAX CONSEQUENCES.” Allocations of the Fund’s Book Profit or Book Loss and tax allocations will be made at the end of any fiscal period when the Fund effects redemptions or additional purchases of Units. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

  Reinvestment of Income and Gains

All revenues, income and gains realized by the Fund will be reinvested in Units of the Fund. Partners will not receive any distributions of such revenue, income or gains with respect to the Units owned by them. Any Partner of the Fund may, however, withdraw any such revenue, income or gains or any other amounts in such Partner’s capital account by a redemption of Units on June 30 and December 31 of each calendar year, subject to the limitations on such redemptions as provided in the Partnership Agreement. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

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VIII.    VALUATION OF ASSETS

The value of the Fund’s net assets will equal, as of any applicable determination date, the fair market value of the Fund’s assets, determined in accordance with the standards set forth below, less the amount of all liabilities of the Fund.

•  Securities for which market quotations are available and which are freely tradeable will be determined, as of any applicable determination date, in accordance with the following standards:

•  if the security is a “reported security” as that term is defined in Rule 11Aa3-a under the Exchange Act, the last sale price with respect to such security reported in the consolidated transaction reporting system (“consolidated system”) or the average of the highest current independent bid and lowest current independent offer for such security (reported pursuant to Rule 11Ac1-1 under the Exchange Act) if there are no reported transactions in the consolidated system that day;

•  if the security is not a reported security, and the principal market for such security is an exchange, the last sale price on such exchange or the average of the highest current independent bid and lowest current independent offer on such exchange if there are no reported transactions on such exchange that day;

•  if the security is not a reported security and is quoted on the Nasdaq, the average of the highest current independent bid and lowest current independent offer reported on Level 1 of the Nasdaq system; or

•  for all other securities for which market quotations are available, the average of the highest current independent bid and lowest current independent offer determined on the basis of reasonable inquiry.

•  Securities for which market quotations are not available and any other assets held by the Fund will be valued at fair value as determined in good faith by the General Partner.

•  The General Partner may, in its sole discretion, rely upon the opinion of an independent third party (obtained at the Fund’s expense) as to the valuation of any security or other asset. In addition, the General Partner may appoint an advisory committee consisting of two or more Limited Partners, which are not affiliates of the General Partner, to determine the valuation of any security or other asset, and the General Partner in its sole discretion may rely upon such determination.

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IX.    REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS

  Redemptions

Subject to the provisions of the Partnership Agreement, each Limited Partner has the right, as of June 30 and December 31 of any calendar year, to redeem all or any part of such Limited Partner’s Units by providing written notice to the General Partner on or before June 15 or December 15, as the case may be, of such calendar year, stating the number of Units or percentage of interest owned by such Limited Partner to be redeemed. In the event of a partial redemption, the Limited Partner must maintain a capital account, after giving effect to the withdrawal, of at least $100,000. A Limited Partner will, in no event, be permitted to redeem Units in excess of the amount estimated to be the positive balance of such Limited Partner’s capital account as finally adjusted at June 30 or December 31 of the calendar year. A Limited Partner redeeming Units will receive the proceeds of such redemption within 7 days after the end of the applicable fiscal period. Upon a redetermination of the number of Units held by Partners to reflect changes in the Fund’s Book Profit or Book Loss, the redemption of Units will be made at a price of $25,000 per Unit. The General Partner in its discretion may waive the notice period and minimum investment restrictions.

The General Partner has the right to limit the aggregate redemptions of Units by Limited Partners in any semi-annual fiscal period to 10% of the outstanding Units at the last day of the period, after the redetermination of Units to reflect the Fund’s Book Profit or Book Loss as of the end of such period. In any such event, Units will be redeemed, pro rata, among the Partners electing redemptions of Units on the basis of the number of Units submitted for redemption by each Partner. The General Partner will furnish a statement to each Partner redeeming Units, setting forth the number of Units redeemed by the Fund in accordance with any pro rata allocation as described herein.

The General Partner may redeem all or part of the Units of any Limited Partner at any time, upon at least five days’ prior written notice, without the consent of the Limited Partner. A Limited Partner whose Units are redeemed by the General Partner will receive the proceeds of such redemption within 7 days after the end of the applicable fiscal period. All such redemptions will be made at a price of $25,000 per Unit, after a redetermination of Units to reflect the Fund’s Book Profit or Book Loss as of the date of redemption.

The General Partner may redeem Units owned by it in the same manner and to the same extent as redemptions permitted by Limited Partners except that it may give notice of redemption up to the date of redemption, subject to any restrictions set forth in the Partnership Agreement.

  Transfers

No Limited Partner may assign or otherwise transfer such Limited Partner’s Units or interest in the Fund, in whole or in part, unless such transfer or assignment is made in accordance with the provisions of the Partnership Agreement, which, among other things, requires the consent of the General Partner.

  Withdrawals by Limited Partners

Other than by redemptions of Units, Limited Partners have no right to withdraw from the Fund prior to the Fund’s dissolution, except with the consent of the General Partner, which consent is in the sole discretion of the General Partner.

  Withdrawals by the General Partner

The General Partner may voluntarily withdraw as General Partner upon the giving of at least 60 days’ prior written notice to each Limited Partner. Any such withdrawal would cause a dissolution of the Fund. The General Partner may assign its interest to its equity owners or otherwise in compliance with procedures specified in the Partnership Agreement.

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X.    LEGAL CONSIDERATIONS

  ERISA

Most pension or profit sharing plans, individual retirement accounts and other tax-advantaged retirement funds are subject to the provisions of the Code, ERISA, or both, which may be relevant to a decision as to whether such a fund should invest in the Fund. There may, for example, be issues as to whether such an investment is “prudent,” whether the retirement fund is diversified, and whether a fund’s need for liquidity has been balanced against the restrictions on transferability and the lack of liquidity associated with an investment in the Fund. Since the Fund will be permitted to borrow, tax-exempt Limited Partners may incur an income tax liability with respect to their share of the Fund’s “unrelated business taxable income.” Further, it is possible that the purchase of Units may be or become a “prohibited transaction.” It is recommended that legal counsel be consulted by such a retirement fund before investing in the Fund.

If the aggregate amount invested in the Fund by benefit plan investors (i.e., employee benefit plans as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code, government plans, church plans, and entities the underlying assets of which include plan assets) were to equal or exceed twenty-five percent (25%) of the aggregate Capital Accounts of Limited Partners, equity participation by benefit plan investors would be considered “significant” under applicable Department of Labor regulations and, as a result, the underlying assets of the Fund would be deemed benefit plan assets for purposes of such regulations. If the assets of the Fund were deemed to be benefit plan assets of a benefit plan investor, the General Partner would be a fiduciary (as defined in ERISA) with respect to such plan and would be subject to the obligations and liabilities imposed upon fiduciaries by ERISA. Moreover, the Fund could be subject to various other requirements of ERISA. The General Partner intends to monitor the level of participation by benefit plan investors to avoid exceeding the twenty-five percent (25%) limitation.

  Anti-Money Laundering Compliance

Partly in response to the events of September 11, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, was enacted. The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The Treasury Department has issued proposed rules that would apply the provisions of the USA PATRIOT Act to unregistered investment companies, such as the Fund.

According to the proposed rules, each covered fund, such as the Fund, must adopt an anti-money laundering program within 90 days after the adoption of the final rule. The minimum requirements of any anti-money laundering program include procedures reasonably designed to prevent money laundering or the financing of terrorist activities, independent testing for compliance, designation of a compliance officer, and ongoing training of employees. In addition, the proposed rules require each covered fund to file with the U.S. Treasury Department, Division of Financial Crimes Enforcement Network (“FinCEN”), and update periodically, a notice that gives FinCEN certain basic information concerning the fund.

The Fund has adopted procedures designed to comply with the rules under the USA PATRIOT Act as they have been proposed and will adopt procedures designed to comply with the rules when such rules are issued in final form. For example, the Fund’s Subscription Documents requires that prospective investors make representations and undertakings to assist the Fund in complying with the Fund’s obligations under the USA PATRIOT Act. As part of its responsibility for the prevention of money laundering, the Fund reserves the right to request such information as is necessary to verify the identity of a subscriber, any beneficial owner underlying the account and the source of the payment. In the event of delay or failure by the subscriber or Partner to produce any information required for verification purposes, the Fund may refuse to accept a subscription or may cause the withdrawal of such Partner from the Fund. The Fund expects to monitor developments with respect to the USA PATRIOT Act and other anti-money laundering compliance laws, rules and regulations, and to comply with any such provisions as they are adopted.

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XI.    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain aspects of United States federal income taxation of the Fund and its Partners that should be considered by a potential purchaser of Units. In view of the complexities of the tax laws applicable to partnerships and securities transactions, and since no attempt is made herein to mention all of the tax considerations that should be taken into account in evaluating a potential investment in the Fund or to provide a complete explanation of those issues that are summarized, a person considering investing in the Fund should consult his own tax advisor in order to understand fully the federal, state, local, and foreign tax consequences of such investment to his particular situation. No representation is made as to the tax consequences of operation of the Fund.

The following discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, including temporary and proposed regulations (“Treasury Regulations”), judicial decisions, current published administrative rulings of the Internal Revenue Service (the “Service”), and other applicable authority currently in effect as of the date of this Private Placement Memorandum. The Fund does not intend to request any rulings from the Service. A court may reach a contrary conclusion with respect to the issues addressed if the matter were contested. In addition, future legislative or administrative changes (including changes scheduled to occur in the future pursuant to existing legislative phase-in and “sunset” provisions) or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect.

Taxation of Fund Operations-General

The Fund will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. As a partnership, the Fund itself will not be subject to federal income tax. The Fund will file an annual partnership information return, which will report the results of its operations. Each Partner will be required to report separately on the Partner’s own income tax return the Partner’s distributive share of the Fund’s net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income or deduction, and various other categories of income, gain, loss, deduction, and credit. The Fund believes that its allocations of Fund tax items among the various Partners will be upheld under the provisions of the Code and Treasury Regulations dealing with tax allocations by partnerships. However, if it were determined that an allocation made by the Fund with respect to a particular item did not have “substantial economic effect” (within the meaning of the Code and Treasury Regulations) and was not in accordance with the Partners’ interests in the Fund, taking into account all the facts and circumstances, that item could be allocated, for tax purposes, in a different manner. In some circumstances, this could result in a Partner recognizing a greater or lesser amount of loss, deduction, gain, or income than the Partner would have recognized under the allocation made by the Fund or in such Partner recognizing an amount of loss, deduction, gain, or income at a different time than would have been recognized under the allocation made by the Fund.

The Incentive Allocation to the General Partner (i.e., the portion of the Book Profit so allocable that exceeds the amount that would be allocable based solely on the Units owned by the General Partner), is intended to be a distributive share of Fund income. The General Partner believes this result is supported by the fact that no such allocation will be made if the Fund has no Book Profit for a particular accounting period. However, the Service may seek to characterize some or all of the amount so allocable as a fee to the General Partner and an expense of the Fund, with the result that its deductibility may depend upon whether or not it is allowable as a trade or business expense. See discussion below.

Under the authority granted by the Partnership Agreement, a withdrawing Partner may be allocated certain income in order to equalize, to the extent possible, the value of the withdrawing Partner’s Capital Account with the income tax basis of his Interest in the Fund. Absent such a special allocation, unrealized gains (or losses) that have accrued economically to the benefit (or detriment) of the withdrawing Partner might be taxed to the remaining Partners. While such a special allocation would provide a result that would be more equitable and more reflective of economic reality, there can be no assurance that the Service would accept such an allocation.

Each Partner will be subject to tax on the Partner’s distributive share of the Fund’s taxable income or loss regardless of whether there has been any distribution of cash from the Fund.

Taxation of Fund Operations-Securities Transactions

The taxation of securities transactions (including transactions in derivatives) is extremely complex and no attempt is made herein to describe fully the various tax rules that apply to such transactions or to explain in complete detail those rules that are mentioned. However, some general points may be noted.

The Fund will file its tax returns on the basis that, for tax purposes, it is not a “dealer” with respect to its securities and derivative transactions. Generally, the gains and losses recognized by a taxpayer other than a dealer on the sale of securities are capital gains and losses (unlike the gains or losses of dealers, which are in whole or in part characterized as ordinary income), and the Fund expects that its gains and losses with respect to securities transactions will, in general, be so treated. These capital gains and losses may be long-term or short-term or a combination of both, depending on the length of time the particular investment position has been maintained and, in some cases, the nature of the transaction.

The net long-term capital gains of non-corporate taxpayers are taxed at preferential rates. Certain “qualified dividend income” is subject to the same preferential rates as net long-term capital gains. Generally, “qualified” dividends are those paid from domestic corporations and from certain foreign corporations. A dividend from a foreign corporation generally is qualified if (a) the corporation is incorporated in a U.S. possession; (b) the corporation is eligible for benefits under certain income tax treaties; or (c) the stock on which the dividend is paid is readily tradable on an established securities market in the United States. A dividend paid by a foreign corporation cannot be qualified if, in the tax year in which the dividend is paid or the preceding tax year, the corporation is a foreign personal holding company, a foreign investment company, or a passive foreign investment company. Several other types of dividends cannot be qualified, including (a) dividends on certain stock held for not more than sixty (60) days (ninety (90) days for certain preferred stock); (b) dividends on stock to the extent that the holder is required to make related payments with respect to positions in similar property (for example, pursuant to a short sale); (c) payments in lieu of dividends (such as with respect to stock lent by a broker pursuant to a short sale); (d) dividends electively treated as investment income offset by the deduction for investment interest; and (e) dividends paid by certain tax-exempt organizations.

The capital losses of a noncorporate taxpayer will offset capital gains. Any excess of capital losses over capital gains will offset ordinary income to the extent of $3,000 per year, with the unused capital losses being carried forward to other years, subject to certain limitations. Capital losses cannot be used to offset income from dividends, whether or not qualified.

For corporate taxpayers, all net capital gains, whether long-term or short-term, are taxed at the corporation’s regular rate. There are no special rules for qualified dividends. For such taxpayers, capital losses may offset only capital gains, but unused capital losses may be carried both backward and forward to other years, subject to certain limitations.

For financial statement presentation purposes, all securities held by the Fund (excluding securities of companies classified as private equity investments that are not readily marketable, which generally will be valued at the lesser of cost or fair market value) will be marked-to-market at the end of each accounting period, and the Book Profit or Loss from marking-to-market will be reported as income or loss. This mark-to-market treatment is inconsistent with the generally applicable tax rule that a transaction does not result in a gain or loss until it is closed by an actual sale or other disposition, although, as noted below, similar mark-to-market rules do apply for tax purposes with respect to certain commodity and futures transactions. The dichotomy between accounting and tax treatment may result in substantial variation between financial statement income (or loss) and taxable income (or loss) reported by the Fund.

The Fund may hold certain positions that constitute “straddles” for federal income tax purposes. Further, a Partner may hold certain positions in securities (directly or indirectly) outside of the Fund that, when aggregated with that Partner’s indirect interest in similar securities held by the Fund, also may constitute straddles for such purposes. In such a case, special rules that apply to straddles for federal income tax purposes could affect the holding period for the securities involved, may defer the recognition of losses with respect to such securities, and may require the capitalization of certain interest and carrying charges.

Gain or loss from a short sale of property generally is considered capital gain or capital loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules generally treat the gains on short sales as short-term capital gains. In addition, the holding period of “substantially identical property” held by the taxpayer may be considered to begin only upon closing of the short sale. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, the taxpayer has held substantially identical property for longer than the long-term holding period. The Code treats the acquisition of certain options to sell securities as short sales.

Under an exception to the general rule that gain is taxed only when realized (i.e., a transaction is closed by an actual sale or disposition), the Fund will recognize gain (but not loss) on any “constructive sale” of any “appreciated financial position” - even though the proceeds of the transaction may not be received until a subsequent taxable year. Appreciated financial positions subject to the constructive sale rules include any position with respect to any stock, debt instrument (other than certain “straight debt”), or partnership interest if gain would result on the sale, assignment, or other termination of that position at its fair market value. Subject to certain exceptions, a constructive sale would occur if the Fund were to enter into any one of the following transactions: (a) a short sale with respect to the same (or substantially identical) property; (b) an offsetting notional principal contract with respect to the same (or substantially identical) property; (c) a futures or forward contract to deliver the same (or substantially identical) property; (d) in the case of an appreciated financial position that is a short sale or a contract described in (b) or (c), a contract to acquire the same or substantially identical property; or (e) transactions to be enumerated in Treasury Regulations, having substantially the same effect as the above transactions. Alternatively, if the appreciated financial position were one of the above transactions, a constructive sale generally would occur if the Fund were to acquire property that was the same as (or substantially identical to) property that was the subject of the appreciated financial position.

The Fund may in certain circumstances be negatively impacted by certain special rules of the Code and Treasury Regulations relating to “wash sales.” For example, the wash sale rules could prevent the current utilization for tax purposes of a loss realized on the sale of a security if within thirty (30) days before or thirty (30) days after the sale, the Fund were to acquire substantially identical securities or enter into a contract or option to acquire such securities.

The Fund may realize ordinary income from dividends other than qualified dividends and from interest. In addition, the Fund may hold debt obligations with “original issue discount.” In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may also acquire debt obligations with “market discount.” Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount that accrued during the period the debt obligation was held by the Fund. Income or loss from transactions involving derivative instruments, such as swap transactions, entered into by the Fund also may constitute ordinary income or loss. Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income. Generally, a conversion transaction is one of several enumerated transactions in which substantially all of the taxpayer’s return is attributable to the time value of the net investment in the transaction. The enumerated transactions are: (a) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property were acquired and such contract were entered into on a substantially contemporaneous basis; (b) certain straddles; (c) generally, any other transaction that is marketed or sold on the basis that it has the economic characteristics of a loan, but with an interest-like return taxed as capital gain; or (d) any other transaction to be specified in Treasury Regulations.

Basis Limitation on the Deduction of Losses

Any net loss for a year allocated by the Fund to a Partner for tax purposes may be deducted by that Partner only to the extent of the Partner’s “adjusted tax basis” in his Units. Generally, a Partner’s basis in an Interest in the Fund initially will equal the Partner’s initial capital contribution. A Partner’s basis will be increased by (a) any subsequent capital contributions the Partner makes to the Fund; and (b) the Partner’s distributive share of Fund income for tax purposes. A Partner’s adjusted tax basis for his Interest in the Fund will be decreased (but not below zero) by (i) distributions to such Partner from the Fund; and (ii) his distributive share of Fund losses and deductions for tax purposes. Losses in excess of a Partner’s adjusted tax basis may be carried over to succeeding taxable years, subject to certain limitations. The “at-risk” rules of the Code also could have an adverse impact on a Partner in connection with the deductibility of losses from the Fund.

Section 469 of the Code

Section 469 of the Code imposes certain restrictions on the ability of noncorporate taxpayers, as well as certain closely held subchapter C corporations and personal service corporations, to deduct losses and credits from passive activities. Code section 469 generally provides that losses and credits from a passive activity may be used only to offset income from other passive activities. In addition, income from a passive activity generally may be offset by losses and credits from other passive activities and from an “active” business, but not by “portfolio” losses. However, with respect to certain closely held subchapter C corporations, passive losses and net income from an active business may be offset against each other.

Under Temporary Treasury Regulations, it appears that the Fund’s program of trading and investing should not be treated as a passive activity whether or not that program constitutes a trade or business. Accordingly, a Partner’s distributive share of the income (including any capital gains) or loss of the Fund should not be deemed to constitute passive income or loss. As a result, such distributive share could not be offset against passive loss or passive income from other sources. The Temporary Treasury Regulations should also prevent a closely held subchapter C corporation from treating any income from the Fund as income from an active business, which could be offset against passive losses from other sources. It is possible, however, that to the extent the Fund’s activities do not involve trading or investing in property “of a type that is actively traded” (as specially defined), such activities could be treated as passive activities. Further, in the event (which the Fund believes to be unlikely) that any of such activities were categorized as those of a dealer, the Fund’s activities might be treated as passive activities to that extent.

The potential applicability of the passive activity rules to an investment in the Fund is subject to change when the Temporary Treasury Regulations discussed above are made final or when additional Treasury Regulations are issued. Potential investors are advised to consult their own tax advisors concerning the issues discussed in this subsection.

Limitations on Deductibility of Interest

For noncorporate taxpayers, section 163(d) of the Code limits the deduction for “investment interest” (i.e., interest expense (including certain short-sale expenses) allocable to investment property). Investment interest is not deductible to the extent that it exceeds the taxpayer’s net “investment income” (generally, the excess of (a) the ordinary income derived from investments and the net gain attributable to the disposition of property held for investment over (b) the deductions, other than for interest, that are connected directly with the production of investment income). However, net long-term capital gains and qualified dividends are excluded from the category of net investment income, except to the extent that a taxpayer elects to reduce his net capital gain eligible for the maximum rate generally applicable to net long-term capital gains. A Partner who cannot deduct investment interest currently as a result of the application of section 163(d) would be entitled to carry forward such deductions to future years, subject to the same limitation.

Whether or not the Fund’s activities are deemed to constitute the conduct of a trade or business, it is likely that the investment interest limitations would apply to the deductibility by a Partner of his share of the interest expenses attributable to the Fund’s operations as well as to any interest paid by him on money borrowed to finance his investment in the Fund. It would also appear that the excess of a Partner’s share of Fund income over that Partner’s share of Fund expenses would constitute net investment income. However, the above characterization of income and expenses would not apply to the extent that the Fund’s activities are deemed to be passive activities. See discussion above. Because of the uncertainties that exist regarding this area of the law, potential investors are advised to consult their own tax advisors concerning the issues discussed in this subsection.

In addition to the limitation on the deduction of investment interest expense, depending upon a given investor’s particular situation, if the investor owns tax-exempt obligations, interest paid on funds borrowed for the purpose of making an investment in the Fund may be considered to be incurred to enable the investor to continue to carry tax-exempt obligations; consequently it could be subject to the limitations of the Code that disallow any deduction for interest on indebtedness incurred or continued to purchase or carry tax-exempt obligations.

Deductibility of Certain Fund Expenses by Individual Partners

The expenses of an individual paid or incurred for the production of income (“section 212 expenses”) are deductible for any taxable year only to the extent that such expenses, along with certain other “miscellaneous itemized deductions,” exceed two percent (2%) of the individual’s adjusted gross income for that taxable year. In addition, the amount of the individual’s section 212 expenses and otherwise allowable itemized deductions for the year (with some exceptions) are reduced by three percent (3%) of the amount by which the individual’s adjusted gross income exceeds a specified amount (which amount is adjusted annually for inflation), except that no more than eighty percent (80%) of the individual’s otherwise allowable itemized deductions subject to this rule are disallowed. Further, as miscellaneous itemized deductions, an individual’s section 212 expenses will not be deductible for alternative minimum tax purposes. These limitations on deductibility would apply to an individual Partner’s share of any expenses of the Fund categorized as section 212 expenses.

While the matter is not free from doubt and will depend on a number of factual circumstances that cannot be predicted with accuracy, the Fund may take the position that it is a trader engaged in a trade or business and therefore, the general and administrative expenses it incurs in connection with its activities will not be treated as section 212 expenses. It is alternatively possible that the Fund will take the position that it is an investor that is not engaged in a trade or business. If so, its general and administrative expenses would be section 212 expenses subject to the above limitations. As discussed above, it is possible that the expenses falling into this category would be deemed to include all or a portion of the Incentive Allocation of Book Profit to the General Partner. It also should be noted that future Treasury Regulations might provide that even if the Fund, but not an individual Partner, were deemed to be engaged in a trade or business, some or all of the above limitations would still apply to that Partner with respect to his share of the Fund’s expenses.

The two percent (2%) floor on the deductibility of section 212 expenses and the nondeductibility of such expenses for alternative minimum tax purposes also apply, in modified form, to estates and trusts. The consequences of these limitations will vary depending upon the personal tax situation of each taxpayer, and each Partner is advised to consult his own tax advisor with respect to the application of these limitations to that Partner.

Whether or not the Fund’s general and administrative expenses are subject to the above limitations as section 212 expenses, they should (except to the extent they may be allocated to a passive activity subject to the rules of Code section 469) constitute “investment expenses,” which will reduce a Partner’s “net investment income” for purposes of the limitation on the deductibility of investment interest under Code section 163(d). See discussion above.

Contributions, Distributions, and Dispositions of Interests in the Fund

No gain or loss will be recognized by a Partner upon the acquisition of Units for cash. However, if appreciated property was contributed to the Fund, and if the Fund was deemed to be an “investment company” within the meaning of section 721(b) of the Code, gain would be recognized to the contributing Partner at the time of the contribution. Prospective investors should consult their own tax advisors concerning this issue. Even if no gain were required to be recognized by a Partner on the contribution of appreciated property to the Fund, on a subsequent recognition of that appreciation by the Fund due to a taxable disposition of the property, the amount of such appreciation generally would be taxed to the contributing Partner for income tax purposes. The amount of such gain also could be taxed to the contributing Partner if the appreciated property were subsequently distributed by the Fund to a Partner other than the contributing Partner, or if other property were distributed by the Fund to the contributing Partner.

Typically, no gain or loss would be recognized by a Partner on the receipt of a distribution from the Fund. However, gain (but not loss) would be recognized to the extent the Fund distributed an amount of money (or in certain circumstances, marketable securities) that exceeded the Partner’s adjusted basis for his Units immediately before the distribution, after taking into account all allocations, including, in the case of a withdrawing Partner, any allocations (including special allocations for tax purposes) for the accounting period in which the withdrawal occurred. This gain would have the same character as would gain realized by a Partner upon a sale or exchange of Units. See below. A loss, if any, would be recognized by a Partner only upon a distribution in liquidation of his Units. Certain special rules would apply if the Fund were to distribute property rather than cash. If a Partner were to sell his Interest in the Fund, then, with certain exceptions, any resulting gain or loss would be treated as a capital gain or capital loss. The sale or exchange within a twelve-month period of fifty percent (50%) or more of the total interest in Fund capital and profits may result, for federal income tax purposes, in a termination of the Fund, a constructive contribution of all of the Fund’s assets and liabilities to a new partnership, followed by a constructive distribution of interests in the new partnership to the Partners. Such a termination would close the Fund’s taxable year. Each Partner’s distributive share for that short year would be included in the taxable year for the Partner that includes the termination date. The termination could cause certain other adverse tax consequences.

The closing of the Fund’s taxable year also would occur with respect to a Partner who terminates his entire Interest. As a result, all income attributable to long-term appreciation of a Partner’s Interest over several years could be taxable to that Partner in the taxable year of such termination.

Basis Adjustment Election

Pursuant to the terms of the Partnership Agreement, the General Partner is authorized, but not required, to cause the Fund to elect under section 754 of the Code to have the basis of its assets adjusted in the event of a distribution of money or property to a Partner, or in the event of a transfer of Units by sale or exchange, or as a result of the death of a Partner. If made, such election could be revoked only with the consent of the Service. Until revoked, the election would apply to all such transactions during the year in which the election was made and for subsequent taxable years.

Foreign and Other Special Investors

Any foreign person or entity and any person or entity subject to special tax treatment that is considering acquiring Units in the Fund should consult his or its own tax advisors with respect to the federal, state, and local tax consequences of an investment in the Fund, and in the case of a foreign person or entity, the consequences of an investment in the Fund under the laws of any jurisdictions in which such person or entity is subject to tax.

Tax-Exempt Investors

A potential investor that is a tax-exempt entity, including a Code section 501(c)(3) organization, an individual retirement account, Keogh Plan, or a retirement plan qualified under ERISA, should consider, and discuss with its own tax advisors, the possibility that all or a portion of its distributive share of Fund income or gain will be subject to the special tax imposed by the Code on the unrelated business taxable income (“UBTI”) of a tax-exempt entity. The imposition of such a tax could reduce materially the effective return that a tax-exempt investor would derive from an investment in the Fund. The Fund’s income is expected to consist primarily of dividends, gains on dispositions of securities, and interest. These items of income generally would not be considered UBTI with respect to tax-exempt investors except to the extent to which they will be deemed to have “unrelated debt-financed income” by reason of (a) transactions of the Fund involving the acquisition of securities on margin or otherwise through borrowing; or (b) any borrowing done by the tax-exempt entity to finance its investment in the Fund. Tax-exempt investors also should note that any income or gain attributable to activities categorized as those of a dealer could be subject to the tax on UBTI in its entirety whether or not it constitutes unrelated debt-financed income.

Subsequent to each year, the Fund will use its best efforts to supply any Partner that it knows to be a tax-exempt organization (including any Partner that is itself a partnership having any partner that the Fund knows to be a tax-exempt organization) with information as to the portion of its distributive share of Fund income and deductions that must be taken into account in computing UBTI. The Fund reserves the right to charge any such Partner for the expenses incurred in providing such information.

Fund Audits

The Service may audit income tax returns of the Fund. The tax treatment of the income, deductions, credits, and other distributive share items of the Fund generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Partners. The General Partner, as the “tax matters partner,” will have considerable authority to make decisions affecting the tax treatment and procedural rights of all of the Partners. For example, the General Partner will decide how to report all “partnership items” on the Fund’s tax returns, and all Partners will be required to treat these items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In addition, the General Partner will have the right on behalf of all Partners to extend the statute of limitations with respect to the Partners’ tax liabilities on the Fund items.

An audit of the Fund may result in the disallowance, reallocation, or deferral of deductions claimed by the Fund, as well as the acceleration or deferral of income of the Fund. The audit also may result in transactions being treated as taxable that the Fund treated as nontaxable or in the treatment as ordinary income or as short-term capital gain items that the Fund reported as long-term capital gain. Any such change could cause a Partner to be required to pay additional tax, interest, and possibly penalties.

If the Service were to audit the Fund’s tax returns, an audit of the Partners’ own returns could result. If Partners’ returns were audited, adjustments could be made, including adjustments to items unrelated to the Fund. The legal and accounting costs incurred in connection with any audit of the Fund’s tax return would be borne by the Partners affected by the claim. The costs incurred in connection with any resulting audit of a Partner’s own tax return would be the sole obligation of the affected Partner.

Disclosure Regarding Tax Shelters

Certain transactions classified as “reportable transactions” must be disclosed to the Service by certain taxpayers and certain “material advisors.” In addition, Treasury Regulations impose a requirement on certain “material advisors” to maintain a list of persons participating in such transactions, which list must be furnished to the Service upon written request. A transaction may constitute a reportable transaction even if it would not be considered a “tax shelter” in the conventional sense. Consequently, it is possible that such disclosure may be required by the Fund, the Partners, or both if (a) the Fund incurs a significant loss on certain types of transactions (computed without regard to offsetting gains or other income); or (b) in the unlikely event that the Fund’s activities were to result in certain book/tax differences. Failure to disclose could result in the imposition of penalties.

Information

The Fund will furnish to its Partners (a) annual audited financial statements; and (b) (subject to the qualification discussed above with respect to the computation of UBTI) all necessary tax reporting information.

XII.    RISKS FACTORS AND CONFLICTS OF INTEREST

An investment in the Fund involves risks not associated with other investment alternatives. Although the General Partner will seek to reduce the risks associated with the Fund’s investments, prospective investors should consider carefully, among other factors, the risks described below. Such risk factors are not meant to be an exhaustive listing of all potential risks associated with an investment in the Fund.

  General

The Fund is designed for investors who do not require current income and who can accept a high degree of risk in their investments.

  Reliance on Principals of the General Partner

The services of Austin W. Marxe, David M. Greenhouse and Adam Stettner are of critical importance to the General Partner and, in turn, to the Fund. In addition, Austin W. Marxe was born in 1940.

  Restrictions on Transfer, Limited Marketability

The transferability and assignment of Units are subject to the restrictions on transferability contained in the Partnership Agreement. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

There is currently no public market for Units and none is expected to develop. Consequently, investors may not be able to liquidate their investments in the event of an emergency or for any other reason, other than through semi-annual redemptions. Such factors may also adversely affect the value that an investor may be able to receive for his investment which he may sell only with the consent of the General Partner. Investors are not entitled to withdraw voluntarily from the Fund except through semi-annual redemptions of Units. Redemptions, however, may be limited at June 30 or December 31 of any calendar year, in the discretion of the General Partner, to 10% of the outstanding Units at such June 30 or December 31, and a Limited Partner may not be able to redeem all Units submitted for redemption at any such time. See “REDEMPTIONS, TRANSFERS AND WITHDRAWALS OF UNITS.”

  Lack of Diversification

Pursuant to its investment policies, the Fund may not invest more than 15% of the value of its total assets (at the time of investment) in the equity securities of a particular issuer or more than 25% of the value of its total assets (at the time of investment) in the securities of issuers whose primary business is in a particular industry. The Fund presently intends to diversify its portfolio of investments in a wide variety of issuers and industries to the extent that it can practicably do so. If the Fund’s investments were to become concentrated in a small number of issuers or industries, the Fund would be exposed to the risk of adverse developments in or affecting a single issuer or industry to a greater extent than if its investments were diversified over a larger number of issuers and industries. See “INVESTMENT OBJECTIVE AND POLICIES.”

  Possible Illiquidity of Portfolio Investments; Investments in Restricted Securities

A significant portion of the Fund’s investments may be in small capitalization companies, the securities of which are not actively traded, and the Fund may own a relatively large percentage of the outstanding securities of such companies. The Fund may also invest in securities that are subject to restrictions on sale because they were acquired from the issuer in “private placement” transactions or because the Fund is deemed to be an affiliate of the issuer. Generally, the Fund cannot sell these restricted securities publicly in the United States without the expense and time required to register the securities under the Securities Act and may not otherwise sell such securities in the United States unless such sale is exempt from registration under the applicable provisions of the Securities Act. Any such market or legal restrictions, or any contractual transfer limitations, on the Fund may result in the relative illiquidity of certain of the Fund’s investments, preventing or delaying any sale thereof or reducing the amount of proceeds that might otherwise be realized from their sale. Furthermore, if restricted securities are sold to the public, the Fund may be deemed an “underwriter” or a “controlling person” with respect to the restricted securities under the Securities Act and be subject to liability thereunder.

  Special Situation Investments

The Fund endeavors to invest and maintain a substantial portion of its portfolio in “special situation investments” - investments in equity securities and securities with equity features of companies traded publicly “over-the-counter” or listed on national securities exchanges, that possess a technological, market or product niche, that may be, for various reasons, undervalued, or with prospects of going private or being acquired. Special situation investments can offer the opportunity for significant capital gains; however, such investments involve a high degree of business and financial risk that can result in substantial losses. The Fund may invest in companies whose capitalizations are limited and in companies operating at losses or with substantial variations in operating results from period to period. Certain of the Fund’s investments may involve “start-up” companies, companies developing new products or companies seeking to raise additional capital for expansion. In addition, the Fund may invest in companies which are in the process of, or have recently undergone, a reorganization after a bankruptcy. The Fund also may take significant positions in companies in rapidly changing high-technology fields that may be particularly susceptible to the risks of product obsolescence.

  Time Required to Invest and for Maturity of Investments

There can be no assurance as to when cash contributions of investors in the Fund will be fully invested in portfolio securities, although the Fund does not anticipate incurring any significant delays in investing such contributions. In addition, there is no way to predict whether there will be sufficiently attractive investments available to the Fund at any given time so that it might be fully invested in accordance with its investment objectives. The Fund’s overall rate of return will be affected by the percentage of the Fund’s assets that remain in lower-yielding short-term investments and the length of time that assets remain in such investments pending selection of investments in accordance with the Fund’s investment objectives.

Moreover, once the Fund invests in special situation investments, it may take up to two years or longer before the investments have matured to a point considered appropriate by the Fund for their disposition. Thus, should the Fund for any reason, including its semi-annual repurchases of Units, be required to liquidate or dispose of its investments, it might receive a substantially lower return on such investments than may have been expected at the time of the Fund’s purchase of such investments. There is no way to predict how long the Fund will hold any of its portfolio investments, and, in any event, no assurance can be given that any of the Fund’s portfolio investments will generate gains.

  Competition for Investments; Other Funds

The Fund will encounter competition for investment opportunities from other individuals or entities, including the Registered Fund, the Private Equity Fund, the Cayman Fund, the Technology Funds and the Life Sciences Fund. Other competitors may include affiliates of the General Partner, their respective clients, other partnerships or entities in which the General Partner or its affiliates may be partners or shareholders, and future clients of the General Partner. Such competition may limit the investment opportunities available to the Fund and/or the size of the Fund’s investment in particular securities. While the General Partner is obligated to use its best judgment in providing the Fund with a continuing and suitable investment program consistent with its investment objective and policies, the General Partner is not required to present to the Fund any particular investment opportunity which has come to its attention, even if such opportunity is within the investment objective and policies of the Fund. The Fund will invest in certain companies in which one or more of the Registered Fund, the Private Equity Fund, the Cayman Fund, the Technology Funds and the Life Sciences Fund have invested or may in the future invest, and the Fund may co-invest with the General Partner, its affiliates or its investment advisory clients. Because of different objectives or other factors, a particular special situation investment may be acquired by the General Partner or its affiliates or one of their clients, including the Fund, at a time when another of such entities is selling such investment. The General Partner will endeavor to resolve any conflicts with respect to investment opportunities in a manner equitable to the interests of the Fund and the General Partner’s other clients or affiliates, including the Registered Fund, the Private Equity Fund, the Cayman Fund, the Technology Funds and the Life Sciences Fund.

  Allocation of Management Time and Services

Austin W. Marxe, David M. Greenhouse and Adam Stettner are principally responsible for the investment decisions of the Fund, the Registered Fund, the Private Equity Fund, the Cayman Fund, the Technology Funds and the Life Sciences Fund. See “THE MANAGEMENT TEAM - Other Special Situations Funds.” As such, each of them will be required to allocate his time and effort and his services among the Fund and the other Funds. In addition, each may be required to devote his time and services to other clients or funds with similar investment objectives to that of the Fund. Mr. Marxe, Mr. Greenhouse and Mr. Stettner may have a conflict of interest in allocating their time, services or functions among the Fund, the other Funds, and other clients or funds. Nonetheless, each has agreed to devote as much time as he considers necessary to conduct the business and affairs of the Fund.

  Investment Company Act of 1940

The Fund believes that it does not come within the definition of an “investment company” as defined in Section 3(a) of the 1940 Act. Accordingly, the Fund, unlike the Registered Fund, does not intend to register under the 1940 Act and will not be subject to regulation thereunder. The 1940 Act contains various provisions applicable to registered investment companies, including provisions relating to management and transactions with affiliates, which may be inconsistent with the proposed manner of operations of the Fund. Accordingly, if the Fund were required to register under the 1940 Act, the Fund and its proposed manner of operation could be materially adversely affected.

  Market Volatility

Recent years have evidenced significant volatility in both the United States and foreign securities markets, including the equity securities markets. The Nasdaq “national” and “small cap” securities markets, in particular, have experienced significant shifts in values, particularly in the technology and Internet-related industries. Domestic as well as foreign economic conditions may adversely affect the Fund’s activities. Interest rates, general levels of economic activity and participation by other investors in the financial markets will affect the value of investments made or held by the Fund. Increased market volatility increases the risk of loss in securities investments as compared to the risk of loss during more stable market conditions.

  Low-Rated and Unrated Debt Securities

The Fund may from time to time invest in debt securities, including those classified as low-rated or unrated by Moody’s and S&P. Low-rated and unrated debt securities generally offer higher current yields than higher rated securities, but involve greater volatility of price and risk of payment of principal and income, including the possibility of default by, or bankruptcy of, the issuers of the securities. In addition, the markets in which low-rated and unrated securities are traded are more limited than those in which higher rated securities are traded. The existence of limited markets for any particular debt security in which the Fund invests may diminish the Fund’s ability to sell such securities at fair value.

  Non-United States Securities

The Fund may from time to time acquire securities of foreign issuers listed on foreign securities exchanges or traded in foreign markets as part of its investment portfolio. Any such investment would involve considerations not typically associated with investing in securities of United States companies or of foreign issuers listed or traded in the United States. Investing in such foreign securities, for example, could cause the Fund to be affected favorably or unfavorably by changes in currency exchange rates and revaluations of currencies. In addition, less information may be available about foreign companies than about United States companies, and foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to United States companies. Such foreign securities and their markets may not be as liquid as United States securities and their markets. Investing in such foreign securities may result in higher expenses than investing in United States securities because of the cost of converting foreign currencies to United States dollars, expenses relating to foreign custody, the payment of fixed brokerage commissions on foreign exchanges, which generally are higher than commissions on United States exchanges, and the imposition of transfer taxes or transaction charges associated with foreign exchanges. In addition, investments in such foreign securities may be subject to local economic or political risks, including instability of some foreign governments, the possibility of currency blockage, the imposition of withholding taxes on dividend or interest payments, and the potential for expropriation, nationalization or confiscatory taxation and limitations on the use or removal of funds or other assets.

  Leverage

The Fund may borrow money to purchase securities. Borrowing money to purchase securities would provide the Fund with the opportunity for greater capital gain and greater diversification but, at the same time, would increase the Fund’s current expenses and exposure to capital risk. To the extent that the Fund purchases securities with borrowed funds, Partners that are exempt from United States income taxation may be subject to tax on “unrelated business taxable income” as defined in the Code. See “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.”

  Short Sales

A short sale involves the sale of a security that is not owned in the expectation of purchasing the same security (or a security exchangeable therefor) at a later date at a lower price. To make delivery to the buyer, one must borrow the security, and is obligated to return the security to the lender, which is accomplished by a later purchase of the security by the short seller. When the Fund makes a short sale in the United States, it must leave the proceeds thereof with the broker and it also must deposit with the broker an amount of cash or U.S. government securities or other securities sufficient under current margin regulations to collateralize the obligation to replace the borrowed securities that have been sold. If short sales are effected on a foreign exchange, such transactions are governed by local law. A short sale involves the risk of a theoretically unlimited increase in the market price of the security and the possibility of incurring a substantial loss in covering the short sale. In addition, short sellers are subject to the risk of a “short squeeze.” A short squeeze is a situation in which the short seller is prematurely forced out of a short position. The lender of a security used to cover a short generally has the right to demand the return of the stock that has been loaned at any time. In such event, the Fund would be required to replace the borrowed securities by borrowing the securities from another lender. It generally is more difficult to find securities that can be borrowed in the case of small-cap and mid-cap issuers. If the Fund were unable to replace the borrowed securities, it would be required to close out the short sale by buying the security in the market in order to make delivery. In such event, the Fund could incur a significant loss if the security sold short had increased in value. In addition, the Fund also could be forced to close out a short sale prematurely as a result of an increase in margin requirements, coupled with an inability to provide the required additional margin on short notice.

  Performance-Based Advisory Fee

The General Partner will receive compensation, i.e. an Incentive Allocation, determined on the basis of Book Profit for its services as the Fund’s investment adviser. Book Profit, in turn, is based on, and includes, unrealized appreciation of the Fund’s portfolio investments which may never be realized as portfolio investments are sold or liquidated. Moreover, compensating the General Partner on the basis of the Fund’s performance may create an incentive for the General Partner to invest the Fund’s assets in investments that are riskier or more speculative than those in which the General Partner would invest if it were compensated in another manner. The General Partner will, however, be subject to a fiduciary duty to the Fund and to the restrictions of the Advisers Act in evaluating the acquisition, retention and disposition of the Fund’s investments. As a result of the General Partner’s receipt of an Incentive Allocation representing a share of the Fund’s Book Profit, the Units owned by the General Partner will increase disproportionately to any increase in the number of Units held by the Limited Partners. See “ALLOCATION OF PROFIT AND LOSS.”

  Reliance on Management

All decisions with respect to the management of the Fund and its investments will be made by the General Partner. Limited Partners have no right or power to take part in the management of the Fund. An investor will not receive the detailed financial information issued by portfolio companies or other entities which is available to the General Partner. Accordingly, no person should purchase Units unless such person is willing to entrust all aspects of the operation and management of the Fund to the General Partner.

  Lack of Separate Representation

The Fund and the General Partner are and have been represented by the same legal counsel in connection with the offering of Units. No legal counsel has been retained by the Fund or the General Partner to represent the interests of the Limited Partners. The agreements and arrangements among the Fund and the General Partner are not the result of arm’s-length negotiations.

  Other Relationships with Portfolio Companies

The Fund may make investments in companies or other entities for which affiliates of the General Partner, such as MG, SST, AWM or LS may then, or in the future, be rendering advisory or financial services. As a result of the Fund’s investments, such affiliates may be able to negotiate on a favorable basis arrangements and fees inuring to their benefit. Moreover, the Fund may make investments in companies or other entities in which such affiliates may hold or own substantial interests. In all these instances, the General Partner, as a fiduciary to the Fund, will use its best efforts to act in the interests of the Fund and will endeavor to resolve any conflicts without adverse consequences to the Fund. In any event, the General Partner will not permit the Fund to make any such investments in such companies or other entities if any such investments would be in violation of any applicable provisions of ERISA.

  Possible Loss of Limited Liability

In general, limited partners in a partnership are not liable for partnership obligations as general partners unless they take an active part in the control of the business of the partnership. Assuming compliance with the Partnership Agreement and relevant provisions of Delaware law, Limited Partners in the Fund should not be liable beyond their investments in Units and their shares of the Fund’s assets and undistributed profits, except for any part of their investments wrongfully distributed to them which may be recovered under applicable law.

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